UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Summit Global Logistics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Summit Global Logistics, Inc.

April 30, 2007

DEAR SUMMIT GLOBAL LOGISTICS, INC. SHAREHOLDER:

          You are cordially invited to attend the Annual Meeting of Shareholders of Summit Global Logistics, Inc., which will be held at the offices of Brown Rudnick Berlack Israels LLP, located at Seven Times Square, 47th Floor, New York, New York on Friday, May 18, 2007, at 4:00 p.m. Eastern Time.

          Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

          Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by any of these methods will ensure your representation at the meeting.

We look forward to seeing you at the meeting.

Robert Agresti
/s/ Robert Agresti
President and Chief Executive
     Officer

Kenilworth, New Jersey

YOUR VOTE IS IMPORTANT

     In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

SUMMIT GLOBAL LOGISTICS, INC.

_____________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, May 18, 2007
_____________________

To the Shareholders of Summit Global Logistics, Inc.

          The Annual Meeting of Shareholders of SUMMIT GLOBAL LOGISTICS, INC. (the “Company”) will be held at the offices of Brown Rudnick Berlack Israels LLP, located at Seven Times Square, 47th Floor, New York, New York on Friday, May 18, 2007, at 4:00 p.m. Eastern Time, for the following purposes:

(1)	To elect three (3) directors, each to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified;

(2)	To consider and act upon a proposed increase in the number of shares of common stock authorized for issuance under the Company’s 2006 Equity Incentive Plan;

(3)	To consider and act upon the proposed appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

(4)	To transact such other business as may properly come before the meeting.

These items of business, including the nominees for directors, are more fully described in the proxy statement accompanying this Notice.

The board of directors has fixed the close of business on April 28, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 28, 2007 are entitled to receive notice of, to attend and to vote at the meeting.

By Order of the Board of Directors,

/s/ Raymer McQuiston

Raymer McQuiston
Secretary

Kenilworth, New Jersey
April 30, 2007

SUMMIT GLOBAL LOGISTICS, INC

547 Boulevard
Kenilworth, NJ 07033

______________

PROXY STATEMENT

______________

This proxy statement is furnished in connection with the solicitation by the board of directors of Summit Global Logistics, Inc., a Delaware corporation (the “Company,” “SGL,” “our,” or “us”), of proxies for use in voting at the 2007 annual meeting of stockholders, to be held at the at the offices of Brown Rudnick Berlack Israels LLP, located at Seven Times Square, 47th Floor, New York, New York on Friday, May 18, 2007, at 4:00 p.m. Eastern Time, and any adjournment or postponement thereof. On or about May 1, 2007, this proxy statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are being mailed to stockholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2007 ANNUAL MEETING

Q: Why am I receiving these materials?

A: The board of directors of SGL is providing these proxy materials to you in connection with our 2007 annual meeting of stockholders, which will take place on May 18, 2007. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. The Company's 2006 Annual Report, which includes its audited consolidated financial statements, is also enclosed.

Q: What proposals will be voted on at the annual meeting?

A: Stockholders will vote on three proposals at the annual meeting:

• the election of three directors to serve on our board of directors (Proposal No.1);
• the proposal to increase the number of shares authorized for issuance under the Company’s 2006 Equity Incentive Plan (Proposal No. 2); and
• the proposal to appoint Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007 (Proposal No. 3).

We will also consider other business that properly comes before the annual meeting.

Q: How does the board recommend I vote on these proposals?

A: SGL’s board of directors recommends that you vote your shares:

• “FOR” each of the nominees for director (Proposal No. 1);
• “FOR” the increase in the number of shares authorized for issuance under the Company’s 2006 Equity Incentive Plan (Proposal No. 2); and
• “FOR” the appointment of Friedman LLP as our independent registered public accounting firm (Proposal No. 3).

Q: Who is entitled to vote?

A: Stockholders of record as of the close of business on April 28, 2007, the record date, are entitled to notice of and to vote at the annual meeting.

Q: How many shares can vote?

A: At the close of business on the record date, 7,594,958 shares of common stock were outstanding and entitled to vote. (All references to numbers of shares and share or exercise prices in this proxy statement are presented after giving effect to our one-for-11.2261585365 reverse stock split effected in February 2007.) We have no other class of stock outstanding.

Q: What shares can I vote?

A: You may vote all shares of SGL common stock owned by you as of the close of business on the record date of April 28, 2007. You may cast one vote per share that you held on the record date. A list of stockholders entitled to vote at the annual meeting will be available during ordinary business hours at SGL’s offices at 547 Boulevard, Kenilworth, NJ 07033 for a period of at least 10 days prior to the annual meeting.

Q: How can I vote my shares at the annual meeting?

A: If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Co., you are considered the “stockholder of record” with respect to those shares, and the proxy materials and proxy card are being sent directly to you by SGL. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Some stockholders of SGL hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q: What do I need for admission to the annual meeting?

A: You are entitled to attend the annual meeting only if you are a stockholder of record or a beneficial owner as of April 28, 2007, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are the stockholder of record your name will be verified against the list of stockholders of record prior to your being admitted to the annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned SGL stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

Q: How can I vote my shares without attending the annual meeting?

A: Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the annual meeting by completing and mailing your proxy card or voting instruction in the enclosed prepaid envelope. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: How will my shares be voted if I return a blank proxy card?

A: If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors on all matters and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may constitute "broker non-votes" and may not be counted in connection with certain matters (as described below).

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to SGL (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy; (2) delivering to SGL an authorized proxy bearing a later date; or (3) attending the annual meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the annual meeting?

A: The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q: What if a quorum is not present at the meeting?

A: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment.

Q: What vote is required to approve each of the proposals?

A: In the election of directors, a nominee receiving more affirmative “FOR” votes than “AGAINST” votes at the annual meeting will be elected. The proposals to approve the amendments to the 2006 Equity Incentive Plan and to ratify the appointment of Friedman LLP require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals.

Q: What effect do abstentions and broker non-votes have on the proposals?

A: Abstentions will have no effect on the election of our directors. For other matters, abstentions have the same effect as votes “AGAINST” a matter. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of our directors and the ratification of the appointment of Friedman LLP as the Company's independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the amendment of the 2006 Equity Incentive Plan, absent instructions from the beneficial owners of such shares. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. For the proposals requiring the affirmative vote of those shares present and entitled to vote, broker non-votes will not affect the outcome of the vote.

Q: What happens if additional matters are presented at the annual meeting?

A: Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q: Who will count the votes?

A: A representative of Continental Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as Inspector of Elections.

Q: Where can I find the voting results of the annual meeting?

A: SGL will announce preliminary voting results at the annual meeting and publish final results in SGL’s quarterly report on Form 10-Q for the second quarter of fiscal 2007.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: The solicitation of proxies will be conducted by mail, and SGL will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of SGL common stock. SGL may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. SGL may generate other expenses in connection with the solicitation of proxies for the annual meeting.

Q: May I propose actions for consideration at next year's annual meeting or nominate individuals to serve as directors?

A: Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2008 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered:

Stockholders interested in submitting a proposal for inclusion at the 2008 annual meeting of stockholders may do so by following the procedures prescribed in our bylaws. A Stockholder must deliver written notice of the nomination or proposal to the Corporate Secretary at 547 Boulevard, Kenilworth, NJ 07033, no earlier than January 19, 2008 and no later than February 18, 2008 (provided, however, that if the 2008 annual meeting of stockholders is held earlier than April 18, 2008 or later than June 17, 2008, nominations and proposals must be received (i) no later than the close of business on the 20th day following the day on which the notice or public announcement of the date of the 2008 annual meeting of stockholders is first mailed or made, whichever occurs first or (ii) not less than ninety days prior to the date of the meeting, whichever is later. The stockholder's written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in SGL’s bylaws. In addition, stockholders may propose director candidates for consideration by SGL’s Independent Directors by following the procedures set forth under “Nomination of Directors” beginning on page 13 of this proxy statement.

Copy of Bylaws:

To obtain a copy of the bylaws at no charge, you may write to SGL’s Corporate Secretary at the above address or visit the Securities and Exchange Commission’s website at www.sec.gov.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. The number of directors may only be changed by a vote of a majority of the directors then in office and the vote of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors, provided, however, that notwithstanding the foregoing, the number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

The Company’s Amended and Restated Bylaws provide that the number of directors is fixed at 7 directors. Three seats on the Board of Directors, currently held by Robert A. Agresti, General Wesley K. Clark, and Paul A. Windfield, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting. The Board of Directors, upon the recommendation of the independent directors (as defined by NASDAQ) of the Company, have nominated Robert A. Agresti, General Wesley K. Clark and Paul A. Windfield for election as Class I directors. Each nominee has consented to serving as a director if elected. If they are elected at the Annual Meeting, each of the three nominees would serve until the 2010 Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

If a quorum is present, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Stockholders are not entitled to cumulate votes in the election of directors. Abstentions and broker non-votes have no effect on the vote. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares of common stock will be voted for the election of such substitute nominee as the Board of Directors may propose.

The beneficial holders of 2,664,368 shares, or approximately 35.1%, of the common stock have entered into a voting agreement. The parties to this agreement are Mr. Agresti (a director and the Company’s Chief Executive Officer); Greg DeSaye (a director and Chairman of FMI); Mr. Dombalis (the Company’s Senior Vice President); Mr. Stone (the President of SeaMaster); Mr. O’Neill (a director and President of FMI) and five other of our security holders (FMI, Inc., Mr. Wu, Mr. Lee, Michael DeSaye and Protex Holdings). Under the voting agreement, unless otherwise agreed by the holders of 75% of the shares then held by the parties to the voting agreement (excluding any person in the event of death or incapacity), each of the parties have agreed to use their commercially reasonable efforts to cause the Company (i) to continue to fix the number of Board of Directors at seven (7) members, and (ii) to nominate each of Messrs: Robert A. Agresti, Gregory DeSaye, Terrence MacAvery, and Robert O’Neill for election as directors at any of the Company’s applicable shareholder’s meetings. The parties to the voting agreement have further agreed to vote all of their shares to elect each such person as a director. See “Terms of Voting Agreement” for a more complete description of the voting agreement.

The following table sets forth, for the Company’s current directors, their ages as of the record date, including the Class I nominees to be elected at this meeting, information with respect to their ages and background.

	Position With		Director
Name	SGL	Age	Since
Class I directors nominated for election at the 2007 Annual Meeting of Stockholders:
Robert A. Agresti	Director	46	2006
General Wesley K. Clark(1)	Chairman of the Board	62	2007
Paul A. Windfield(1)	Director	50	2006
Class II directors whose terms expire at the 2008 Annual Meeting of Stockholders:
Gregory Desaye	Director	54	2006
Terence MacAvery(1)	Director	57	2006
Class III directors whose terms expire at the 2009 Annual Meeting of Stockholders:
Robert O’Neill	Director	45	2007
William J. Coogan(1)	Director	52	2006

(1) Independent Director

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Wesley K. Clark, General United States Army, ret., Chairman of the Company’s board. General Clark was appointed director and as the Company’s Chairman on January 31, 2007. Since March 2003 he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. General Clark is Chairman of the Board of Rodman & Renshaw Holding, LLC, the Parent Company of Rodman & Renshaw, LLC, the Company’s placement agent. From March 2001 to February 2003 he was the Managing Director of the Stephens Group Inc., an emerging company development firm. From July 2000 to March 2001 he was a consultant for Stephens Group Inc. Prior to that time, General Clark served as the Supreme Allied Commander of NATO and Commander-in-Chief for the United States European Command and as the Director of the Pentagon’s Strategic Plans and Policy operations. General Clark retired from the United States Army as a four-star general in July 2000 after 38 years in the military and received many decorations and honors during his military career. General Clark is a director of Argyle Security Acquisition Corporation, a holding company in the security industry.

Robert A. Agresti, Director, President and Chief Executive Officer. Mr. Agresti was appointed as the Company’s Chairman, President and Chief Executive Officer on November 8, 2006. Mr. Agresti was replaced as Chairman of the Company in January, 2007 by General W. Clark. Mr. Agresti is a founder and, since its inception, President of Maritime Logistics US Holdings Inc. (“Maritime Logistics”). He has over 18 years of experience in marine transportation as a director and officer of logistics, ocean carrier, marine insurer, and terminal facilities. From February 2004 until the inception of Maritime Logistics in February 2006, he served as Executive Vice President and General Manager, North American Trades P&O Nedlloyd Limited, North America and the co-head of Royal P&O Nedlloyd’s North American operations. Prior to this, he was Chief Financial Officer of P&O Nedlloyd Limited North America. Before joining P&O Nedlloyd, he was an Audit Manager at KPMG and a Certified Public Accountant.

Paul A. Windfield, Director. Mr. Windfield was appointed director on November 8, 2006. Mr. Windfield is currently the Managing Director of Management Dynamics Asia Pacific, a software, content and network provider in the global trade management compliance and controls, logistics visibility, supplier and supply chain management, and financial supply chain field with operations in North America, Europe, the ISC and Asia Pacific. He has over 26 years of experience in the maritime transportation industry. Mr. Windfield was from July 2003 until June 2005 Director-Sales, P&O Nedlloyd London, reporting directly to the Chief Executive, a member of the board of P&O Nedlloyd Container Line Ltd. (a wholly-owned subsidiary of Royal P&O Nedlloyd BV) and a member of the executive management team of both companies.

Directors Whose Terms Continue Until the 2008 Annual Meeting

Gregory DeSaye, Director and Chief Executive Officer of FMI. Mr. DeSaye was appointed as one of the Company’s directors on November 8, 2006 and is continuing as the Chief Executive Officer of the Company’s subsidiary FMI. Mr. DeSaye will serve until the Company’s annual meeting in 2008. He has been with FMI since its inception in 1980, serving as senior vice president of FMI, Inc., the company from which the Company acquired FMI, until 2003 and then as Chairman and Chief Executive Officer of FMI International, Inc. from 2003 until the present. His primary focus is working with the senior managers and vice presidents at FMI to implement FMI’s business strategy, and he remains actively involved in the information technology department in improving the analytics and operating platform for the business.

J. Terence MacAvery, Director. Mr. MacAvery was appointed director on November 8, 2006. Mr. MacAvery will serve as director until the Company’s annual meeting in 2008. Mr. MacAvery is a senior tax executive with 30 years of experience working with United States and multinational clients in a variety of industries as a certified public accountant and tax attorney with expertise developed during 27 years with KPMG, the last 16 years as Partner. Currently, Mr. MacAvery is a Partner with the accounting firm of Hamilton & MacAvery. His professional background includes domestic and international tax, strategic planning and analysis, merger and acquisition negotiation and related integration as well as presentations to boards of directors, government agencies and trade and professional organizations.

Directors Whose Terms Continue Until the 2009 Annual Meeting

Robert O’Neill, Director, President of FMI. Mr. O’Neill was appointed director effective April 29, 2007 to replace Mr. McQuiston, who resigned to become outside general counsel to the Company and observer on the Board. Mr. O’Neill will serve as director until the Company’s annual meeting in 2009. Mr. O’Neill has been with FMI since 1989, serving as Vice President Sales and Marketing, and as President since 2005. Mr. O’Neill’s primary responsibilities include developing and maintaining key client relationships as well as planning, implementation and controlling the marketing function at FMI.

William J. Coogan, Director. Mr. Coogan was appointed director on November 8, 2006. Mr. Coogan will serve as director until the Company’s annual meeting in 2009. Mr. Coogan is currently a private investor with interests in land development, mortgage financing and boat building. His prior experience includes 25 years in the freight forwarding industry holding positions from sales executive, JFK branch manager and executive vice president ocean for Expeditors International of Washington, Inc. His tenure with Expeditors International of Washington, Inc. ran from 1985 through 2004 and from 1989 forward, he was part of the senior management steering committee setting goals and implementing strategy. From October 2004 to January 2006, he pursued various entrepreneurial ventures in land development and boat building. From January 2006 until the present, he has been a member of Deer Creek Holdings LLC, a property development company.

Corporate Governance

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Code of Conduct and Business Ethics. A copy of the Company’s charter for each of its committees of the Board of Directors and its governance policy may be obtained by contacting the Company’s investor relations representative at our website. The corporate governance page can be found at www.summitgl.com.

The Board of Directors of the Company believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. In compliance with Congress’s enactment of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the board:

  formed an audit committee and adopted a charter for its audit committee;

  formed a compensation committee and adopted a charter for its compensation committee;

  created a director nomination process;

  reviewed the independence standards for directors adopted by the SEC and Nasdaq and assessed the independence of existing board and committee members under those standards; and

  adopted a Code of Conduct and Business Ethics which applies to all executive officers, directors, employees and agents of the Company, which can be found on the Company’s website at www.summitgl.com.

  adopted Corporate Governance Guidelines which apply to all executive officers, directors, employees and agents of the Company, which can be found on the Company’s website at www.summitgl.com.

Prior Board of Directors

Prior to the merger of the Company’s subsidiary with Maritime Logistics, Arnold P. Kling was the Company’s sole director. Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as the Company’s director, effective immediately upon the consummation of the merger. Mr. Kling then immediately resigned and, as a result, Mr. Agresti became the Company’s sole director. Mr. Agresti then expanded the Board to have seven members and appointed Messrs. Windfield, MacAvery, DeSaye, McQuiston and Coogan to fill the vacancies on the Company’s board. Since the merger and appointment of the Company’s new directors, the directors have taken actions by written consent relating to the senior debt facility, the note financing, the common stock financing and the acquisitions and held six special meetings of the Company’s board of directors. All of the directors attended these meetings. Prior to the merger, Mr. Kling was the Company’s sole director and could take action by his written consent as sole director. Mr. McQuiston resigned from the Board of Directors in April to become the Company’s outside general counsel. He was replaced by Robert O’Neill upon appointment by the independent directors of the Company and pursuant to the terms of the voting agreement.

Independent Directors

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Agresti, Mr. O’Neill and Mr. DeSaye is independent under the criteria established by NASDAQ for independent board members. Each of Messrs. Windfield, MacAvery, Coogan and Clark are considered an “independent director” pursuant to the definition set forth in Nasdaq Rule 4200(a)(15)(B). While the Company is not subject to this rule, it has used this rule for determining the independence of its directors. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

Board Committees and Meetings

The Company’s board has an audit committee, a compensation committee, an acquisition committee and a governance committee. If the Company proceeds with the listing of our common stock on Nasdaq or any other exchange, our board will need to determine that each member of the compensation and audit committees is “independent” as required by applicable rules and regulations, and, in addition, each member of the audit committee will need to be “independent” and possess adequate financial skills, within the meaning of rules and regulations applicable to audit committee members. The members of the committees are identified in the following table.

Director	Acquisition	Audit	Compensation	Governance
	Committee	Committee	Committee	Committee

Robert A. Agresti	Chair
General Wesley K. Clark
Paul A. Windfield		X	Chair
Gregory Desaye				Chair
Terence MacAvery	X	Chair	X
Robert O’Neill				X
William J. Coogan		X

Audit Committee. The Company’s audit committee is charged with assisting the board of directors in fulfilling its oversight responsibilities with respect to the management of the Company. The audit committee is directly responsible for the oversight of : (i) the integrity of the Company’s disclosure controls and procedures; (ii) the integrity of the Company’s internal controls over financial reporting; and (iii) the qualifications, independence, appointment, compensation and performance of the Company’s independent auditors.

Under its charter adopted in January 2007, the audit committee must consist of not less than three directors, all of whom satisfy the independence standards of The Nasdaq Stock Market. The audit committee is composed of Mr. Coogan, Mr. MacAvery and Mr. Windfield, all of whom the Board of Directors determined satisfy those standards. The Board of Directors reviewed the qualifications of Mr. MacAvery and determined that he was an “audit committee financial expert” as defined by SEC rules. The audit committee was not formed until the end of the fiscal year ended December 31, 2006.

Compensation Committee. The Company’s compensation committee is charged with recommending to the board the compensation for our executives and administering our stock incentive and benefit plans. The Company’s compensation committee is comprised of Mr. Windfield and Mr. MacAvery, both of whom must and do satisfy the independence standards of the Nasdaq.

Under its charter adopted in November 2006, the compensation committee have overall responsibility with respect to designing, approving and evaluating executive compensation for the Company and its subsidiaries. The compensation committee must consist of not less than two directors.

Acquisition Committee. The acquisition committee is charged with recommending acquisition candidates, acquisition structures and terms to the board. Mr. Agresti and Mr. MacAvery are the members of this committee and Mr. McQuiston is an observer.

Under its charter adopted in January 2007, the acquisition committee shall have the authority to review and approve merger and acquisition transactions and investment transactions proposed by the Company's management. The acquisition committee is authorized to approve merger and acquisition transactions and investment transactions by the Company valued in an amount not to exceed, for any particular acquisition or investment, $5 million in cash, stock, debt or a combination thereof. The acquisition committee shall be comprised of not less than two directors.

Governance Committee. The governance committee is charged with providing a leadership role with respect to corporate governance of the Company. Mr. DeSaye and Mr. O’Neill are the members of this committee and Mr. McQuiston is an observer.

Under its charter adopted January 2007, the governance committee periodically considers, and reports to the board on, general corporate governance matters. The governance committee also develops and periodically reviews corporate governance guidelines and recommends changes to the board. The governance committee shall consist of at least two directors.

Nomination of Directors

The Independent Directors are responsible for identifying, screening and recommending candidates to the board for nomination by the board for board membership, in accordance with the Company’s Certificate of Incorporation, Bylaws, resolutions, policies and procedures. Nominees for director shall be selected on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, and understanding of the Company's business environment, all in the context of an assessment of the perceived needs of the board at that time.

The beneficial holders of 2,664,368 shares, or approximately 35.1%, of the common stock have entered into a voting agreement. The parties to this agreement are Mr. Agresti (a director and the Company’s Chief Executive Officer); Greg DeSaye (a director and Chairman of FMI); Mr. Dombalis (the Company’s Senior Vice President); Mr. Stone (the President of SeaMaster); Mr. O’Neill (a director and President of FMI) and five other of our security holders (FMI, Inc., Mr. Wu, Mr. Lee, Michael DeSaye and Protex Holdings). Under the voting agreement, unless otherwise agreed by the holders of 75% of the shares then held by the parties to the voting agreement (excluding any person in the event of death or incapacity), each of the parties have agreed to use their commercially reasonable efforts to cause the Company (i) to continue to fix the number of Board of Directors at seven (7) members, and (ii) to nominate each of Messrs: Robert A. Agresti, Gregory DeSaye, Terrence MacAvery, and Robert O’Neill for election as directors at any of the Company’s applicable shareholder’s meetings. The parties to the voting agreement have further agreed to vote all of their shares to elect each such person as a director. See “Terms of Voting Agreement” for a more complete description of the voting agreement.

Nominations for the election of directors at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may also be made by any stockholder entitled to vote in the election of directors at the meeting. Stockholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery, overnight (receipted) courier or by United States mail, postage prepaid, to the secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the immediately preceding annual meeting or special meeting in lieu thereof. Such notice shall set forth: (a) the name, age, business address and residence address and telephone number of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Additionally, the foregoing shall be applicable to any nomination made by a person who was a stockholder of record on the record date for the meeting.

Shareholder Communications.

Stockholders may communicate with the Board of Directors of the Company through its investor relations representative by sending an email to sscott@summitgl.com or by writing to the following address: Board of Directors, c/o Investor Relations Representative, Summit Global Logistics, Inc., 547 Boulevard, Kenilworth, New Jersey 07330. The investor relations representative will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, complaints or inquires, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Family Relationships.

The directors and executive officers are not related by blood, marriage or adoption.

Compensation of Directors

The Company believes that in the current market, compensation is required to attract and retain qualified directors. The following table sets forth the compensation of the Company’s directors for its fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION

	Fees Earned or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)	($)	($)
Robert Agresti (2)	—	—	—	—
Gregory DeSaye (3)	—	—	—	—
J. Terence MacAvery	11,260	—	—	11,260
Robert O’Neill (3)(4)	—	—	—	—
Paul Windfield	11,260	—	—	11,260
William J. Coogan	9,260	—	—	9,260

(1)	Represents pro rata portion of yearly retainer. Messrs. MacAvery and Windfield also received compensation for one meeting of the compensation committee.

(2)	Mr. Agresti is the Company’s principal executive officer and President and does not receive additional compensation for serving as our director.

(3)	Mr. DeSaye, Chairman of FMI, and Mr. Robert O’Neill, President of FMI, do not receive additional compensation for serving as the Company’s director.

(4)	Mr. McQuiston received $9,260 in compensation in 2006, for serving as a director.

Each member of the Company’s board who is not its employee (a “non-employee director”) will receive an annual retainer of $50,000 and will receive $2,000 for each meeting of its board attended either in person or telephonically. Non-employee directors will receive an annual retainer of $10,000 to $20,000 for each committee on which they serve and will receive $2,000 for each committee meeting attended either in person or telephonically, unless such committee meeting shall last more than one hour. In such case, the committee meeting fee will be $3,000. Non-employee directors may also receive additional compensation for attending special meetings of the Company’s board and such additional compensation may not be equal among the individual non-employee directors. Such additional compensation is intended to reflect special efforts of such board members. Board members will be reimbursed for reasonable travel expenses associated with attending any meetings of the Company’s board or committees of its board.

The Company adopted an equity incentive plan (see “Equity Incentive Plan”) designed to assist it in recruiting and retaining key employees, directors and consultants. These plans permit the Company to grant cash-based performance awards and equity-based compensation to its key employees, directors and consultants pursuant to stock option awards, restricted stock grants, stock appreciation rights and other stock-based awards.

Required Vote

Directors are elected by a majority of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. A nominee receiving an affirmative of “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting will be elected.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

The Company's board of directors has determined that it would be appropriate to modify the 2006 Equity Incentive Plan to increase the amount of shares authorized thereunder for issuance as incentive stock options, nonstatutory stock options, restricted stock, stock appreciation rights or performance shares. Specifically, on March 30, 2007 and April 29, 2007, the board of directors approved, subject to stockholder approval, an increase in the number of shares of our common stock authorized for issuance under the 2006 Equity Incentive Plan, from 1,633,500 shares to 1,883,500 shares, which may be issued in the form of incentive stock options, nonstatutory stock option, restricted stock, stock appreciation rights or performance shares. A copy of the Amended and Restated 2006 Equity Incentive Plan is attached hereto as Annex A.

The board of directors approved this amendment based upon an evaluation of the 2006 Equity Incentive Plan. The Company believes these amendments and the changes to its overall compensation package will allow the Company to continue to attract and retain the highest quality employees, which is essential to the Company's long-term growth and success.

Equity Incentive Plan

Pursuant to the terms of the 2006 Equity Incentive Plan, which was approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), we may grant incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights (SARS) and other common stock-based awards to our named executive officers. Each option and SAR is required to have an exercise price equal to the fair market value of our common stock on the grant date. Each option and SAR that has been issued through the date of this filing has a term of 5 years. Further, in the event of the executive officer’s death, disability, retirement, termination for good reason, termination without cause or a change in control, all unvested options and SARS that have been issued to our executive officers through the date of this filing shall be immediately vested. Through the date of this filing, all options and SARS that have been issued to our executive officers contain a provision that requires any unvested options be forfeited in full upon the named executive officer’s termination for cause or termination other than for good reason. The options and SARS granted to our named executive officers on November 8, 2006 are 50% vested on November 8, 2007 and 100% vested on November 8, 2008.

The following table sets forth the outstanding equity awards as of December 31, 2006 for each of our named executive officers. None of our outstanding options or SARS are vested as of the record date.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards

Equity Incentive
					Equity Incentive	Plan
					Plan	Awards:
		Number of			Awards: Number	Market or Payout
	Number of	Securities			of	Value of Unearned
	Securities	Underlying			Unearned Shares,	Shares, Units or
	Underlying	Unexercised			Units or Other	Other
	Unexercised	Options	Option		Rights	Rights That Have
	Options	(#)	Exercise	Option	That Have Not	Not
	(#)	Unexer-	Price	Expiration	Vested	Vested
Name	Exercisable	cisable	($)(1)	Date	(#)(2)	($)(3)
Robert Agresti	—	160,000	10.00	11/8/11	120,000	—
Paul Shahbazian	—	72,000	10.00	11/8/11	54,000	—
Robert O’Neill	—	—	10.00	11/8/11	—	—
Christopher
Dombalis	—	126,000	10.00	11/8/11	94,500	—
William Knight	—	126,000	10.00	11/8/11	94,500	—

(1)	Determined to be the fair market value of our common stock on the date of grant.
(2)	Stock appreciation rights which give the holder the right to the difference over $10.00 of the trading price of a share of our common stock for each stock appreciation right.
(3)

Estimated based on the difference between the SAR price and the sale price of our common stock in the common stock financing. Our common stock does not trade with any frequency or appreciable volume; therefore, we do not believe recently reported trade prices are an accurate reflection of the value of our common stock.

GRANTS OF PLAN BASED AWARDS

					Estimated
					Future
					Payout
					Under Non-
					Equity
					Long-
					Term	All Other	All Other
		Estimated Future Payouts Under			Incentive	Stock	Option	Exercise
		Non-Equity Annual Incentive			Plan	Awards:	Awards:	or Base
		Awards			Awards	Number of	Number of	Price of	Grant Date
						Shares of	Securities	Option	Fair Value of
	Grant	Threshold	Target	Maximum		Stock or	Underlying	Awards	Stock and
Name	Date	($)	($)	($)	Target ($)	Units (#)	Options (#)	($/Sh)	Option Award

Robert A. Agresti	11/8/06	175,000	350,000	1,575,000	525,000	120,000	160,000	10	824,000
Paul Shahbazian	11/8/06	112,000	250,000	1,037,500	375,000	54,000	72,000	10	371,000
Robert O’Neill	11/8/06	135,000	300,000	1,245,000	450,000	—	—	—	—
Christopher
Dombalis	11/8/06	87,500	175,000	787,500	375,000	94,500	126,000	10	649,000
William Knight	11/8/06	87,500	175,000	787,500	375,000	94,500	126,000	10	649,000

Required Vote

The affirmative vote of the holders of a majority of the Company's common stock present at the annual meeting in person or by proxy and entitled to vote is required to approve the proposed amendments to the 2006 Equity Compensation Plan.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 2006 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Friedman LLP has served as the Company's independent registered public accounting firm since November 8, 2006 and has been appointed by the Audit Committee to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the board of directors will review the Audit Committee's future selection of an independent registered public accounting firm.

Representatives of Friedman LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company's common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Friedman LLP as the Company's independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of April 20, 2007 regarding the beneficial ownership of shares of our securities by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our board of directors; and (iv) all members of our board of directors and executive officers as a group. The number and percentage of shares beneficially owned by each security holder is based on 7,594,958 shares of common stock outstanding as of the record date and the shares owned by such holder determined in accordance with Rule 13d-3 of the Exchange Act. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise noted below, each of the following individual’s address of record is c/o Summit Global Logistics, Inc., 547 Boulevard, Kenilworth, NJ 07033.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are exercisable or convertible within 60 days are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

	Securities Beneficially Owned

	Amount and Nature of
Name and address	Beneficial ownership	Percentage

Principal security holders:

Alexandra Global Master Fund(1)(2)	815,199	9.99%
c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, NY 10019

CAMOFI Master LDC(1)(3)	831,847	9.99%
c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
New York, NY 10017

Credit Suisse Securities (USA)(1)(4)	811,363	9.77%
11 Madison Ave, 3rd Floor
New York, NY 10010

Evolution Master Fund LTD, SP(1)(5)	831,847	9.99%
c/o Evolution Capital Management, LLC
1132 Bishop Street, Suite 1880
Honolulu, HI 96813

David M. Knott (6)	776,353	9.99%
485 Underhill Blvd. Suite 205
Syosset, NY 11791

Radcliffe SPC, Ltd. on the behalf of Class A	398,893	4.99%
c/o RG Capital Management, L.P.
3 Bala Plaza-East, Suite 501
Bala Cynwyd, PA 19004

Segregated Portfolio(7)(8)
c/o RG Capital Management, L.P.
3 Bala Plaza - East, Suite 501
Bala Cynwyd, PA 19004

Rodman & Renshaw(1)(10)	800,171	9.99%
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

Sigma Capital Associates, LLC(1)(10)	647,500	8.22%
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Road
Stamford, CT 06880

Silver Oak Capital, LLC(1)(11)	842,946	9.99%
245 Park Ave, 26th Floor
New York, NY 10167

Shoshone Partners, L.P.(12)	435,512	5.50%
485 Underhill Blvd. Suite 205
Syosset, NY 11791

Robert Lee(13)(14)	2,909,993	37.11%
Robert Wu(14)(15)	2,909,993	37.11%
Han Huy Ling(14)(16)	2,910,993	37.13%
Michael DeSaye(14)(17)	2,909,993	37.11%

Officers & Directors

Robert A. Agresti(14)(18)	2,909,993	37.11%
Paul Shahbazian(19)	125,959	1.66%
Gregory DeSaye(14)(20)	2,909,993	37.11%
Robert O’Neill (14)(21)	2,909,993	37.11%
Peter Klaver(22)	132,713	1.75%
Christopher Dombalis(14)(23)	2,909,993	37.11%
William Knight(24)	219,772	2.89%
James Madden(25)	179,995	2.37%
Peter Stone(26)	2,909,993	37.11%
J. Terence MacAvery(27)	4,375	*
Raymer McQuiston(28)	234,033	3.08%
Paul Windfield(29)	8,750	*
William J. Coogan(30)	4,375	*
Officers and Directors as a group(14)	3,819,965	48.61%

*Denotes less than 1%.

(1)

The note and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 9.99% of our outstanding capital stock.

The numbers reflected in the chart assume that the holder acquires upon conversion the maximum number of shares of common stock permitted under the operative agreements. The total number of securities that such holder beneficially owns, without regard to the contractual limits on conversion, is reflected in the applicable footnote and may be greater than the number reflected in the table.

(2)

Represents 363,636 shares issuable upon conversion of a note issued in the note financing, 145,455 shares issuable upon the exercise of warrants issued in the note financing, 250,000 shares issued in the common stock financing and 187,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(3)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(4)

Represents 454,545 shares issuable upon conversion of a note issued in the note financing, 181,818 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(5)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares of common stock issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(6)

The shares beneficially owned by David M. Knott include the shares held directly by Mulsanne Partners, L.P., Good Steward Trading Company, Spc, Finderne, L.L.C., Shoshone Partners, L.P., Common Fund Hedged Equity, Matterhorn Offshore Fund, Ltd., and Knott Partners, L.P. Such shares consist of 600,000 shares issued in the common stock financing, 450,000 shares issuable upon the exercise of warrants issued in the common stock financing, 909,092 shares issued upon conversion of a note issued in the note financing and 363,637 shares issuable upon the exercise of warrants issued in the note financing.

(7)

Represents 363,636 shares issuable upon conversion of a note issued in the note financing and 145,455 shares issuable upon the exercise of warrants issued in the note financing. Pursuant to an investment management agreement, RG Capital Management L.P. serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC is the general partner of RG Capital Management. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital Management, RGC Management Company LLC and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for an on behalf of the Class A Segregated Portfolio.

(8)

The notes and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 4.99% of our outstanding capital stock. The numbers reflected in the chart assume that the holder acquires upon conversion or exercise the maximum number of shares of common stock permitted under the operative documents.

(9)

The shares listed represent (i) 250,000 shares issued in the common stock financing, (iii) 187,500 shares issuable upon the exercise of warrants issued in the common stock financing, (iii) the following warrants issued in consideration of the stockholder acting as our placement agent in our financings: 354,545 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the notes financing, and 171,000 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the common stock financing and (iv) 135,598 shares held by the stockholder prior to the merger and the financing. In June 2005, R&R Biotech Partners, LLC acquired shares of our common stock from us and certain of our security holders.

(10)

Represents 370,000 shares issued in the common stock financing and 277,500 shares issuable upon the exercise of warrants issued in the common stock financing. Pursuant to an investment management agreement, Sigma Capital Management, LLC, a Delaware limited liability company, maintains investment and voting power with respect to the securities held by Sigma Capital Associates, LLC. Mr. Steven A. Cohen controls Sigma Management, LLC. Each of Sigma Management, LLC and Mr. Cohen disclaim beneficial ownership of any of the securities covered by this questionnaire.

(11)	Represents 1,363,636 shares issuable upon conversion of a note issued in the note financing and 545,454 shares issuable upon the exercise of warrants issued in the note financing.

(12)

Represents 170,455 shares issuable upon the conversion of a note issued in the note financing, 68,182 shares issuable upon the exercise of warrants issued in the note financing, 112,500 shares of common stock issued in the common stock financing and 84,375 shares issuable upon the exercise of warrants issued in the common stock financing.

(13)

Of the 2,909,993 shares subject to the voting agreement, Mr. Lee is the direct holder of 309,875 shares, including 20,500 shares of our common stock issued in the common stock financing, 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 shares issued in connection with the acquisition of TUG.

(14)

Represents 2,909,993 shares held by those party to the voting agreement, including Mr. Robert Agresti, Mr. Gregory DeSaye, Mr. Christopher Dombalis, Robert O’Neill, Peter Stone, Michael DeSaye, Robert Lee, Robert Wu, Protex Holdings Limited (whose sole stockholder is Han Huy Ling), and FMI, Inc. (which is controlled by Mr. Gregory DeSaye, Mr. Michael DeSaye and Mr. Robert O’Neill). Represents 2,664,368 shares of common stock and 245,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(15)

Of the 2,909,993 shares subject to the voting agreement, Mr. Wu is the direct holder of 309,875 shares, including 20,500 shares of our common stock issued in the common stock financing, 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 shares issued in connection with the acquisition of TUG.

(16)	Of the 2,909,993 shares subject to the voting agreement, (i) 450,000 shares of common stock are held by Protex Holdings Limited, and (ii) 1,000 are held directly by Ms. Ling.

(17)

Mr. DeSaye and FMI, Inc. are parties to the voting agreement. Mr. DeSaye is the 25% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,909,993 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares of common stock, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(18)

Of the 2,909,993 shares subject to the voting agreement, Mr. Agresti is the direct holder of 274,561 shares, including 2,500 shares of our common stock issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing and 270,186 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(19)

Represents 2,500 shares of common stock issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 121,584 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(20)

Mr. DeSaye and FMI, Inc. are parties to the voting agreement. Mr. DeSaye is the 11% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,969,493 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(21)

Mr. O’Neill and FMI, Inc. are parties to the voting agreement. Mr. O’Neill is the 18.5% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,969,493 shares subject to the Voting Agreement, Mr. O’Neill (i) directly owns 43,750 shares, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(22)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 128,338 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(23)

Of the 2,909,993 shares subject to the voting agreement, Mr. Dombalis is the direct holder of 225,897 shares, including 7,500 shares of our common stock issued in the common stock financing, 5,625 shares issuable upon the exercise of warrants issued in connection with the common stock financing and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(24)

Represents 4,000 shares issued in the common stock financing, 3,000 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics

(25)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 175,620 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(26)

Of the 2,909,993 shares subject to the voting agreement, Mr. Stone is the direct holder of 102,695 shares, including 1,500 shares of our common stock issued in the common stock financing, 1,125 shares issuable upon the exercise of warrants, and 100,070 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(27)	Represents 2,500 shares issued in the common stock financing and 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

(28)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 229,658 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(29)	Represents 5,000 shares issued in the common stock financing and 3,750 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

(30)	Represents 2,500 shares issued in the common stock financing and 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

Terms of Voting Agreement

The beneficial holders of 2,664,368 shares, or approximately 35.1%, of the common stock of the Company entered into a voting agreement on November 8, 2006, and amended on April 26, 2007, that is valid for a term of five (5) years. The parties to this agreement are Mr. Agresti (a director and the Company’s Chief Executive Officer); Greg DeSaye (a director and Chairman of FMI); Mr. Dombalis (the Company’s Senior Vice President); Mr. Stone (the President of SeaMaster); Mr. O’Neill (a director and President of FMI) and five other of our security holders (FMI, Inc., Mr. Wu, Mr. Lee, Michael DeSaye and Protex Holdings). Each party to the voting agreement is entitled to the number of votes equal to the number of shares of common stock of the Company legally and beneficially owned by such party and shall have voting rights on all matters which are subject to the vote of the shareholders of the Company.

Under the voting agreement, unless otherwise agreed by the holders of 75% of the shares then held by the parties to the voting agreement (excluding any person in the event of death or incapacity), each of the parties have agreed to use their commercially reasonable efforts to cause the Company (i) to continue to fix the number of Board of Directors at seven (7) members, and (ii) to nominate each of Messrs: Robert A. Agresti, Gregory DeSaye, Terrence MacAvery, and Robert O’Neill for election as directors at any of the Company’s applicable shareholder’s meetings. The parties to the voting agreement have further agreed to vote all of their shares to elect each such person as a director. If there is a vacancy on the Board of Directors occurring between annual meetings as a result of death, incapacity or resignation, or if one or more of Messrs: Robert A. Agresti, Gregory DeSaye, Terrence MacAvery, and Robert O’Neill shall decline to stand for election to the Board or Directors or, if he is unable or unwilling to so serve, then the parties to the voting agreement shall designate one or more individuals of standing within the business world reasonably comparable as one or more successor director. The parties to the voting agreement shall select an individual to serve as a successor director. The prior approval of a super-majority of the parties to the voting agreement is required to select such individual as a successor director. A party’s approval of a designated director shall be deemed given if such party has not responded to a notice by the Chairman of the Board of Directors of the Company within 30 days of notice to the party of the identity of the selected individual. Upon selection and approval, such individual shall for all purposes be deemed a Director of the Company and shall be subject to the voting agreement in the event of his/her death, incapacity, resignation or decision not to be a Director.

The parties to the voting agreement have also agreed not to vote to approve, unless otherwise agreed by the holders of 75% of the shares then held by the parties to the voting agreement, a transaction recommended by the Board of Directors of the Company to (i) increase the authorized number of shares of the Company’s common stock, or (ii) amend, modify or change the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. If the parties to the voting agreement do not consent to the (i) authorization of any new series or class or shares, (ii) increase in the authorized capital of the Company, or (iii) any amendment to the Certificate of Incorporation or By-Laws of the Company, then any party to the voting agreement may, and, if requested by the Board of Directors of the Company, all parities to the voting agreement shall demand nonbinding mediation on the issue to resolve whether such consent was reasonably or unreasonably withheld or delayed. Within fourteen (14) days of the date that such demand was made in writing upon the parties to the voting agreement and the Board of Directors of the Parent, the Board of Directors is required to select and engage a mediator. In order to resolve the disagreement, no later than twenty-one (21) days from the date such mediator was engaged, the mediator is required to hold a meeting, in New York City, or such other place agreed upon by the parties to the voting agreement and the Board of Directors. Notwithstanding anything to the contrary in the foregoing, no mediation is required unless the Company has agreed to pay the mediator’s fees and any reasonable expenses incurred by the parties to the voting agreement in connection with such mediation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Reporting persons are also required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

Based solely on the Company's review of the copies of Forms 3, 4 and 5 which it has received and written representations from certain reporting persons the Company believes that all of its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2006.

Directors, Officers and Key Employees

The following table sets forth the name, age and position of each person who is a director or executive of SGL as of April 29, 2007. Each such officer and director, except for Wesley K. Clark (General United States Army, ret.) who was elected to the board of directors and as Chairman of the Board on January 31, 2007 and Robert O’Neill who replaced Raymer McQuiston on April 29, 2007, has served as such since the merger on November 8, 2006. Prior to the merger of the Company’s subsidiary with Maritime Logistics, Arnold P. Kling was its sole director. Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as the Company’s director effective immediately upon the consummation of the merger. Mr. Kling resigned effective immediately upon the consummation of the merger and, as a result, Mr. Agresti became the Company’s sole director. Mr. Agresti then expanded the Board to have seven members and appointed Messrs. Winfield, MacAvery, DeSaye, McQuiston and Coogan to fill the vacancies on the Company’s board. In addition, effective immediately upon the consummation of the merger, Arnold P. Kling and Kirk M. Warshaw resigned as the Company’s President and Chief Financial Officer, respectively. On April 29, 2007, Mr. McQuiston resigned from the Board to become the Company’s outside general counsel and the parties to the voting agreement and the independent directors nominated and the board of directors appointed Robert O’Neill to replace Mr. McQuiston. The officers of the Company are set forth in the table below.

Name	Age	Position(s)

Wesley K. Clark	61	Chairman of the Board
Robert A. Agresti	46	Director, President and Chief Executive Officer
Gregory DeSaye	54	Director, Chairman of FMI
Robert O’Neill	45	Director, President of FMI
J. Terence MacAvery	57	Director
Paul Windfield	50	Director
William J. Coogan	52	Director
Paul Shahbazian	51	Chief Financial Officer
Raymer McQuiston	44	Secretary, Outside General Counsel
Peter Klaver	55	Senior Vice President
William Knight	47	Senior Vice President - Sales and Customer Service, President of
		Summit Logistics
Christopher Dombalis	49	Senior Vice President - Asia Pacific Trade and Marketing, President
		of TUG USA, Inc.
James Madden	61	Senior Vice President - Atlantic Trade and Marketing, President of
		AMR and AmeRussia
Peter Stone	40	President of SeaMaster Logistic Inc.

See Proposal 1 above for director biographies.

Paul Shahbazian, Chief Financial Officer. Mr. Shahbazian was appointed the Company’s Chief Financial Officer on November 8, 2006. Mr. Shahbazian has over 19 years of experience in marine transportation as a senior financial manager and officer of P&O Nedlloyd Limited, North America. From September 1988 until October 2006, he was the Vice President of Finance of P&O Nedlloyd Limited, North America. He was senior audit manager at KPMG prior to joining P&O Nedlloyd and is a certified public accountant.

Peter Klaver, Senior Vice President. Mr. Klaver was appointed the Company’s Senior Vice President on November 8, 2006. Mr. Klaver is a founder of Maritime Logistics. Mr. Klaver has over 30 years of experience spanning the insurance, banking, industrial services, health care and transportation industries. From September 1998 until founding Maritime Logistics, he served as the Vice President of Human Resources for P&O Nedlloyd, North America. He has served as Regional Customer Service Manager for Allstate, Vice President of Human Resources for Fleet Finance, Head of Industrial Relations for Initial Contracts Services (BET) and Senior Operating officer for National Health Services. Mr. Klaver has extensive experience in business integration. He guided P&O Nedlloyd through a succession of acquisitions, consolidations and business changes.

William “Bill” Knight, Senior Vice President—Sales and Customer Service and President of Summit Logistics International. Mr. Knight was appointed the Company’s Senior Vice President – Sales and Customer Service on November 8, 2006. He has been the President of Summit Logistics since May 2006 and is a founder of Maritime Logistics. Mr. Knight has over 20 years of experience in the transportation industry with an extensive background in sales, marketing, product development and equipment management. From September 2002 until founding Maritime Logistics, Mr. Knight served as Senior Vice President Sales for P&O Nedlloyd, North America. Prior to this, he served as Vice President of the Western Sales Region in the United States, and Retail Product Manager for logistics services for P&O Nedlloyd Ltd. based in London.

Christopher Dombalis, Senior Vice President—Asia Pacific Trade and Marketing and President of TUG USA Inc. Mr. Dombalis was appointed Senior Vice President – Asia Pacific Trade and Marketing on November 8, 2006. He has been the president of TUG USA since May 2006 and is a founder of Maritime Logistics. Mr. Dombalis has over 22 years of marine transportation experience with an extensive background in Pacific trade, North American sales, logistics and marketing. From 1996 until founding Maritime Logistics, Mr. Dombalis served as the Senior Vice President and General Manager of Pacific Trade, Senior Vice President & General Manager of P&O Nedlloyd Logistics and Senior Vice President of Sales and Marketing for P&O Nedlloyd, North America. In these roles he was instrumental in developing and executing the Pacific Trade business plan, branding and integrating services for logistics and liner customers and restructuring the North American Sales organization and business-to-business sales platforms. He has held international assignments in Asia (based in Hong Kong and Taiwan for seven years) where he served as a sales manager for Asia, as well as the lead commercial contract negotiator with responsibility for all commercial, pricing and product development. Mr. Dombalis began his career with Sea Land Services in New York and Mitsui OSK Lines in Asia.

James Madden, Senior Vice President—Atlantic Trade and Marketing and President of AMR Investments and AmeRussia. Mr. Madden was appointed the Company’s Senior Vice President – Atlantic Trade and Marketing on November 8, 2006. He has been the President of AMR Investments and AmeRussia since May 2006 and is a founder of Maritime Logistics. Mr. Madden has 36 years of experience in the transportation industry with an extensive background in engineering, operations, business development and United States Government cargos (military & preference). From July 2000 until founding Maritime Logistics, Mr. Madden was the Vice President of Government Relations for P&O Nedlloyd, North America. At Farrell Lines he served as Contracting Officer for Farrell’s management of vessels in the Maritime Administration’s Ready Reserve Fleet. He was the principal driver in re-flagging vessels and opening up service to the Gulf. He was instrumental in aligning Farrell Lines and P&O Nedlloyd’s growth with the United States Government.

Peter Stone, President of SeaMaster Logistics Inc. Mr. Stone is continuing as president of SeaMaster Logistics Inc. He is a professional manager in air and ocean transportation and logistics with more than 20 years of diversified experience in international business development and revenue management. Responsibilities have included sales, marketing, operations, finance, training, product development and strategic planning. Prior to joining the Company, Mr. Stone held numerous positions at P&O Nedlloyd Limited, Hong Kong SAR since 1996, including Senior Vice President and General Manager, Sales & Marketing, Asia Pacific; Vice President and General Manager, P&O Nedlloyd Logistics Asia; Vice President, Pacific Trade, Asia Region; and at P&O Nedlloyd Limited, East Rutherford, New Jersey USA, including Manager, Strategic Planning and Business Development Pacific Trade and Manager, Pricing and Revenue Management. Mr. Stone is also a director of SeaMaster Hong Kong.

Raymer McQuiston, Outside General Counsel and Secretary. Mr. McQuiston was previously a director of SGL, and has been Secretary of the Company since November 8, 2006. Mr. McQuiston has over 18 years of experience as an attorney in representing marine transportation businesses, advising marine insurers and logistics, container terminal and inter-modal companies. Mr. McQuiston has been a partner at Brown Rudnick Berlack Israels LLP, an international law firm, since 2004. Prior to joining Brown Rudnick he was a partner at another international law firm, Torys LLP, from 2002 to 2004 and prior to that at Holland & Knight LLP

Set forth below is information concerning the Company’s key employees, including their ages as of April 29, 2007.

Robert Lee , 44, Chief Executive Officer of TUG USA, Inc. Mr. Lee is CEO of TUG USA. He has 21 years of experience in the logistics industry. Mr. Lee and Mr. Wu founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Lee held various positions at several different freight forwarding companies.

Robert Wu, 47, Chief Financial Officer of TUG USA, Inc. Mr. Wu is Chief Financial Officer of TUG USA. He has 21 years of experience in the logistics industry. Mr. Wu and Mr. Lee founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Wu held various positions at several different freight forwarding companies.

Terms of our lockup agreements

Executive officers and directors

Each of Mr. Agresti (a director and the Company’s Chief Executive Officer); Mr. Shahbazian (the Company’s Chief Financial Officer); Mr. Klaver, Mr. Madden, Mr. Knight and Mr. Dombalis (the Company’s senior vice presidents); Mr. Stone (President of SeaMaster) and Mr. McQuiston has agreed not to sell the shares of common stock he acquired in the merger until after November 8, 2010, except in compliance with a lockup agreement. The lockup agreement provides that the prohibition on each person’s right to sell his stock lapses as follows:

  as to 50% of his shares of stock, on November 8, 2008, and as to 25%, on each of November 8, 2009 and 2010;

  after October 31, 2008, in addition to the above, as to the same percentage of his shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

  as to all of his stock in the event of a change of control of the Company; and

  as to all of his stock upon his death or incapacity.

In addition, each such person is permitted to transfer shares to family members, trusts for the benefit of family members, and companies he controls.

Security holders of the acquired companies

Each of Robert Lee, Robert Wu, Protex Holding Limited, FMI, Inc., the former minority security holders of TUG, and the employees of FMI who own shares of the Company’s common stock has agreed not to sell his, her or its shares of common stock acquired in connection with the Company’s acquisition of FMI, TUG and SeaMaster until after November 8, 2009, except in compliance with a lock-up agreement between us and such person. The prohibition on such sale lapses as follows:

  as to 50% on each of November 8, 2008 and 2009;

  after October 31, 2008, in addition to the above, as to the same percentage of his, her or its shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

  as to all of his, her or its stock in the event of a change of control of the Company; and

  as to all of his or her stock upon his or her death or incapacity.

Registration Rights under lock up agreements

In addition, each party to the lock up agreements has the right to require that the shares subject to lock up are registered under the Securities Act of 1933, as amended, in connection with the registration of shares issued in the financings. The parties to the lock-up agreements have waived their registration rights under such agreements in connection with the registration of shares on the registration statement filed on January 12, 2007, such waiver only applies to the registration on that registration statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe our success depends on the continued contributions of our named executive officers and key employees. Personal relationships are very important in our industry. Our named executive officers and key employees are primarily responsible for many of our critical customer and supplier relationships. The maintenance of these relationships is critical to ensuring our future success. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

Our compensation programs are designed to provide our named executive officers and key employees competitive salaries, short term bonus opportunities, severance benefits and change of control payments as well as long-term cash and equity incentives. Our goal is to provide our named executive officers with incentives that are aligned with the performance of our business and the performance of our common stock. Our salary, severance benefits and annual allowances are intended to be competitive with similarly situated companies.

Our current compensation plans and programs for our named executive officers are the result of negotiations between those named executive officers and investors and potential investors in our note financing and common stock financing. Our current compensation plans and programs for our key employees is the result of negotiations between our named executive officers and our key employees in connection with the acquisitions of FMI and TUG. In connection with the financings and the acquisitions, our compensation committee reviewed and approved the proposed compensation programs resulting from the negotiations relating to the financings and the acquisitions. Additionally, as further described below, on November 8, 2006, security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions but, after the merger) approved the executive employment agreements, our 2006 Equity Incentive Plan, awards under such plan to our executive officers and directors, the management incentive plan, the executive retirement plan and the severance benefit plan.

Our compensation plan consists of the following components: salary, annual incentive bonus, certain annual allowances, severance benefits, payments in the event of a change of control, a one time non-compete payment, stock option awards, stock appreciation rights, long term incentive plan payments, and a supplemental executive retirement plan. The details of each these components are described in the tables and narrative below.

In connection with the merger, the financings and the acquisitions, we paid each of the named executive officers a one time cash payment in consideration for entering into a non-compete agreement. We believe that prohibiting these officers from competing with us if they leave our company is imperative to our success. The severance plan, change of control provisions and founders agreements payment terms and amounts were negotiated to compensate the named executive officers for the risk of joining a venture such as us with very limited operating history where they might not realize the full potential of their equity based incentives. The equity incentive plan, under which options and stock appreciation rights are issued, is designed to award activities that increase the trading price of our common stock. The management incentive plan is designed to reward increases in our earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA

Compensation Committee Report on Executive Compensation

The compensation committee is comprised of two independent non-employee directors whose names are listed at the end of this proxy statement. The committee sets the principles and strategies it serves to guide the design of our compensation plans and programs. The committee will annually evaluate the performance of our President/CEO and the other named executive officers. Taking their performance evaluations into consideration, the committee will establish and approve their compensation levels, including base salary, annual bonuses, equity incentives, long term incentive plans and discretionary contributions to the supplemental executive retirement plan. The committee met prior to the financings and acquisitions on November 8, 2006 and considered, without members of management present, the employment agreements and other compensation plans and programs entered into between us and the President/CEO and named executive officers. In addition, the executive compensation plans and programs were approved on November 8, 2006 by written consent of security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger).

Our Compensation Philosophy and Plans

Our executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to our long-term success and to closely align the interests of executives with those of our stockholders. The Compensation Committee reviews our executive compensation plans and programs through the application of the business judgment of each of its members. The Compensation Committee uses discretion and considers an executive’s entire compensation package when setting each portion of compensation, which is based upon corporate goals and performance, individual initiatives and performance, and overall market considerations. The principal elements of our executive compensation program consist of: (i) annual base salary, (ii) participation in our management incentive plan that provides for both an annual bonus as well as long term incentive plan bonuses, (iii) equity incentive plan and (iv) supplemental executive retirement plan.

Base Salaries Annual base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies.

Management Incentive Plan The Management Incentive Plan (MIP) provides that our named executive officers are eligible to receive an annual performance-based bonus for each fiscal year during the term of their employment agreements. See “Executive Compensation—Employment Agreements.” The bonus is tied to achievement of annual EBITDA targets (referred to as the EBITDA Target) established by the compensation committee within the first 90 days of each fiscal year. The minimum bonus requires achievement of 80% of the applicable fiscal year’s EBITDA Target. Bonuses range from 35% of salary to 100% of salary, for achievement of 80% to 100% of the applicable fiscal year’s EBITDA Target, with additional bonus opportunities available if the applicable fiscal year’s EBITDA Target is exceeded. In the case of Mr. O’Neill only, the applicable target for each fiscal year is based upon FMI EBITDA (referred to as the FMI EBITDA Target). The FMI EBITDA Target will be established by the compensation committee within the first 90 days of each fiscal year. EBITDA and FMI EBITDA are calculated without regard to extraordinary or other nonrecurring or unusual items or changes in accounting.

The MIP also provides for long-term performance-based bonus generally payable within two and a half months after the end of the applicable performance period. The applicable performance periods are fiscal year 2007 through fiscal year 2009 and fiscal year 2008 through fiscal year 2010. If our EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2009 exceeds our EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2007 by at least 33%, then the officer shall be paid a bonus after our or FMI’s fiscal year 2009 financial statements are completed (as applicable) equal to 1.5 times the officer’s base salary earned during 2007; if our EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2010 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2008 by at least 33%, then the officer shall be paid a bonus after our or FMI’s, as applicable, financial statements are completed for fiscal year 2010 equal to 1.5 times the officer’s base salary earned during 2008.

Equity Incentive. The 2006 Equity Incentive Plan permits the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights (SARS) and other common stock-based awards to our named executive officers. Each named executive officer, other than Mr. O’Neill, has been issued both options to purchase our common stock and SARS as follows:

Named Executive	Stock Appreciation	Option Awards
Officer	Rights

Robert Agresti	120,000	160,000
Paul Shahbazian	54,000	72,000
Robert O’Neill	0	0
Christopher Dombalis	94,500	126,000
William Knight	94,500	126,000

The options and SARS both have an exercise price equal to the fair market value of our common stock on the grant date. The options and SARS granted to our CEO and our executive officers on November 8, 2006 are 50% vested on November 8, 2007 and 100% vested on November 8, 2008. The Compensation Committee believes that equity incentives help align the interests of the named executive officers with those of the stockholders and provide incentives for the executives to create long-term value for our stockholders.

Supplemental Executive Retirement Plan (SERP) The Compensation Committee approved a Supplemental Executive Retirement Plan for certain of our key employees including our named executive officers. The plan was adopted effective January 1, 2007. Under the SERP, participants are eligible to contribute up to 75% of their annual base salary and 100% of their annual bonus. In addition, we have the discretion to make annual discretionary contributions on behalf of participants in the SERP. Each contribution we make, if any, is subject to a three year vesting schedule, such that each contribution is one-third vested each year following contribution and is fully vested three years after the contribution is made. Our contributions become fully vested upon death or disability of the participant or a change in control of our Company. Voluntary contributions made by the participant are 100% vested. The Compensation Committee further believes that the three year vesting schedules for our contributions to the SERP will provide ongoing incentives for executives and other key employees to remain in our service.

Section 162(m) Section 162(m) of the Internal Revenue Code, provides that compensation in excess of $1,000,000 paid to the President and CEO or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation satisfies one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee has reviewed our compensation plans and programs with regard to the deduction limitation set forth in Section 162(m). Based on this review, the Compensation Committee anticipates that the annual bonus, long term incentive plan bonus and gain, if any, recognized by our President and CEO and named executive officers upon the exercise of stock options or SARS meet the requirements for deductibility under Section 162(m) of the Code.

Compensation of the Chief Executive Officer We have entered into a five year employment agreement with our President and CEO, Mr. Agresti. Pursuant to this employment agreement, Mr. Agresti is paid an annual salary of $350,000 and is eligible for an annual bonus if our EBITDA targets are achieved. The amount of the annual bonus is determined based on what percentage of the EBITDA target is achieved and ranges between a threshold of $175,000 up to a maximum of $1,575,000. In addition, he is eligible for a long term bonus of $525,000 if our 2009 EBITDA exceeds the 2007 EBITDA by more than 33%. The Compensation Committee believes that Mr. Agresti is critical to our future success and that this compensation package properly aligns his interests with that of our shareholders.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2006. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:
Mr. J. Terrence MacAvery
Mr. Paul A. Windfield

The following table sets forth the compensation on an annualized basis for fiscal year ending December 31, 2006 that will be earned by our principal executive officer, our principal financial officer and the three other most highly compensated executive officers employed by us or our subsidiaries, referred to as our named executive officers. We have identified our three most highly compensated named executive officers based on their annualized salary for the year ending December 31, 2006. We have disclosed the base salary and related compensation set forth in the employment agreements entered into with our principal executive officer, our principal financial officer and three most highly compensated officers on November 8, 2006. In addition, we have disclosed the annual incentive bonus and grant of options and SARS under our equity incentive plan, each as approved by our board on November 8, 2006. None of our officers were our named executive officers prior to the merger. We have omitted disclosure of any historic compensation paid to our officers prior to the merger or to the officers of the acquired companies prior to the acquisitions because we do not believe that such disclosure would be meaningful.

SUMMARY COMPENSATION TABLE

						Non-
						Equity
						Incentive
					Option	Plan	All Other
Name and			Bonus	Stock	Awards	Compensa-	Compensa
Principal		Salary	($)	Awards ($)	($)	tion	tion
Position	Year	($)(1)	(2)	(3)(4)	(3)(4)(5)	($)(6)	($) (7)	Total ($)

Robert
Agresti,
President
and
principal
executive
officer	2006	350,000	—	353,000	471,000	—	136,000	486,000
Paul
Shahbazian,
principal
financial
officer	2006	250,000	—	159,000	212,000	—	66,000	316,000
Robert
O’Neill,
Division
President	2006	300,000	—	—	—	—	21,000	321,000
Christopher
Dombalis,
Senior
Vice
President	2006	250,000	—	278,000	371,000	—	101,000	361,000
William
Knight,
Senior
Vice
President	2006	250,000	—	278,000	371,000	—	101,000	361,000

(1)	Reflects annualized base salary. None of the named executive officers worked with the registrant prior to November 8, 2006.

(2)	No annual incentive bonus was paid in 2006. See “Management Incentive Plan” below.

(3)

The assumptions used to calculate the value of stock and option awards are set forth in Notes 2 and 12 of the Notes to our Consolidated Financial Status included in our Annual Reporting Form 10-K for fiscal year 2006 filed with the SEC on April 17, 2007.

(4)

Our named executive officers were granted stock appreciation rights (SARS) under our 2006 Equity Incentive Plan. Each named executive officer received the following number of SARS: Mr. Agresti – 120,000; Mr. Shahbazian – 54,000; Mr. O’Neill – 0; Mr. Dombalis – 94,500 and Mr. Knight – 94,500.

(5)

Our named executive officers were granted options under our 2006 Equity Incentive Plan. Each named executive officer received an option to purchase the following number of shares: Mr. Agresti – 160,000; Mr. Shahbazian – 72,000, Mr. O’Neill – 0, Mr. Dombalis – 126,000 and Mr. Knight – 126,000.

(6)	Payouts under our long term incentive plan are subject to achievement of EBITDA targets over a three year period in accordance with the terms of 2007 management incentive plan described below.

(7)

Includes a one-time non-compete payment. In consideration of such named executive officer’s execution of a non-competition agreement such person received the following one time payments: Mr. Agresti - $115,000; Mr. Shahbazian - $45,000; Mr. O’Neill - $0; Mr. Dombalis - $80,000 and Mr. Knight - $80,000. Also includes certain perquisites as described below.

PERQUISITES

	Perquisites

		Annual
	Automobile	Physical
	Allowance	Club Dues
Name	(1)	(2)

Robert A. Agresti	15,000	6,000
Paul Shahbazian	15,000	6,000
Robert O’Neill	15,000	6,000
Christopher Dombalis	15,000	6,000
William Knight	15,000	6,000

(1)	Each named executive officer receives a monthly car allowance of $1,250.
(2)	Each named executive officer receives $1,000 for an annual physical and $5,000 for club membership dues.
(3)	We have the right to make discretionary contributions to our 401(k) plan, although none were made in 2006.

Employment Agreements

Executive Officers

We have entered into employment agreements with each named executive officer. The term of each employment agreement is five (5) years and is renewed automatically for one-year periods after expiration of the initial five (5) year term, up to a maximum of five (5) additional years, unless either party gives notice of nonrenewal to the other at least sixty (60) days prior to the beginning of the applicable one-year period.

The employment agreements provide that our named executive officers are entitled to severance benefits under the terms of our severance benefit plan. Under the terms of our severance benefit plan, adopted by the our compensation committee and approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), our named executive officers (other than Mr. O’Neill) are entitled to severance in the form of base salary continuation for 24 months if they are terminated without cause or resign for good reason. Under the severance plan, we are also required to pay premiums for COBRA continuation coverage under our group health plan (individual, individual plus one or family coverage, as applicable) for 18 months. Upon expiration of the 18 month period, we are required to pay the officers a lump sum equal to the cost of 6 additional months of premium payments under a health plan that affords similar coverage to that coverage elected under COBRA. The total amount for the lump sum shall not exceed $25,000. In the event termination is in connection with a change in control, then the 24 months of base salary continuation shall be paid in lump sum and outplacement services shall be provided to the officers in an amount not to exceed $10,500. In addition, we are obligated to maintain the officer’s perquisites and benefits for a period of 2 years. A termination is deemed to be in connection with a change in control if it occurs on the date of the change in control or within the 2 years following the change in control. Mr. O’Neill is entitled to receive the greater of the benefit described under the severance benefit plan or 2 times his base salary for 24 months. Our named executive officers also are entitled, if eligible for severance benefits, to $7,500 per year of employment in lieu of any amounts forfeited under our 401(k) plan. As of the date of this filing, we expect to institute changes to our 401(k) plan that will substantially reduce the likelihood of this provision being triggered.

POTENTIAL TERMINATION/CHANGE IN CONTROL PAYMENTS

	Potential Severance	Potential Change in Control
Name	Payments ($)1)	Payments/Accruals ($)(2)(3)(4)

Robert A. Agresti	2,367,997	1,645,000
Paul Shahbazian	1,629,497	879,000
Robert O’Neill	1,937,997	450,000
Christopher Dombalis	1,380,497	1,257,000
William Knight	1,380,497	1,257,000

(1)

Assumes the executive officer is terminated without cause or resigns for good reason. The executive officer is only entitled to a pro-rata portion of the maximum annual bonus in event of termination without case or resignation for good reason. We have included the maximum annual bonus for 12 months rather than a pro-rata portion.

(2)

Assumes a change of control occurred on December 31, 2006. There is virtually no trading of our common stock; therefore, we do not believe recently reported trade prices are an accurate reflection of the value of our common stock. As a result for purposes of estimating the amount of change of control payments, we have estimated that the value of our common stock on December 31, 2006 was between $8 and $12, based on 80% and 120%, respectively, of the purchase price in the private sales of our common stock and warrants issued in the common stock financing.

(3)

If in connection with a change of control, an excise tax is imposed on payments to the executive under the “golden parachute” rules of the Internal Revenue Code, then we shall pay the participant an amount equal to such excise tax.

(4)

In the event of a change in control, all unvested SARS and stock options shall be immediately vested. The value of the option spread is based on an assumption that our common stock has a fair market value of between $8 and $12 estimated as described above.

We agreed to pay the founders of Maritime Logistics (Messrs. Agresti, Shahbazian, Dombalis and Knight) a cash payment, if a change of control that is not approved by our board occurs within five years after November 8, 2006, equal to the product of the amount by which the sale price of the common stock in the change of control exceeds $10.00 multiplied by the number of shares of stock held by such founder. The sales price used to calculate the payment shall be limited to no more than $30.00 per share. Each Employment Agreement contains non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions prohibit the named executive officer from directly or indirectly competing with us or soliciting our employees or customers during the employment term and generally for one year thereafter.

Management Incentive Plan

Annual Bonus

Pursuant to the terms of their employment agreements and the 2007 Management Incentive Plan adopted by our compensation committee and approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), our named executive officers are eligible to receive an annual performance-based bonus for each fiscal year during the term of their employment agreements See “Executive Compensation—Employment Agreements.” The bonus is tied to achievement of annual EBITDA targets (referred to as the EBITDA Target) established by the compensation committee within the first 90 days of each fiscal year. The minimum bonus requires achievement of 80% of the applicable fiscal year’s EBITDA Target. Bonuses range from 35% of salary to 100% of salary, for achievement of 80% to 100% of the applicable fiscal year’s EBITDA Target, with additional bonus opportunities available if the applicable fiscal year’s EBITDA Target is exceeded. In the case of Mr. O’Neill only, the applicable target for each fiscal year is based upon FMI EBITDA (referred to as the FMI EBITDA Target). The FMI EBITDA Target will be established by the compensation committee within the first 90 days of each fiscal year. EBITDA and FMI EBITDA are calculated without regard to extraordinary or other nonrecurring or unusual items or changes in accounting.

The Management Incentive Plan provides each named executive officer with an opportunity to earn an annual bonus in the following amounts: if at least 80% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each named executive officer shall receive his applicable annual bonus, equal to between 35% and 50% of his base salary for such year; if at least 90% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each named executive officer shall receive his applicable annual bonus, equal to between 52.5% and 75% of his base salary for such year; if at least 100% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each named executive officer shall receive his applicable bonus, equal to between 70% and 100% of his base salary for such year; for each percentage point by which the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is exceeded, up to a maximum of 50 percentage points, each officer shall receive his applicable additional bonus, equal to between 2.1% and 3% (varies by officer) of his base salary for such year; and for each percentage point over 50 percentage points by which the EBITDA Target or FMI EBITDA Target for a fiscal year is exceeded, up to a maximum of 50 additional percentage points, each named executive officer shall receive his applicable additional bonus equal to between 2.8% and 4% (varies by officer) of his base salary for such year.

In the event of the named executive officer’s termination with good reason, disability or termination by us without cause, or retirement on or after attaining age 65, the officer will be entitled to a pro-rata annual bonus equal to the full amount payable under the annual bonus for the applicable fiscal year, as determined by the compensation committee as of the end of such fiscal year, multiplied by a fraction, the numerator of which is equal to the number of full months worked during the year and the denominator of which is twelve. In the event the named executive officer is terminated for cause, resigns without good reason or dies, he will forfeit his annual bonus for that year.

Long-Term Bonus

Pursuant to the terms of their employment agreements and the Management Incentive Plan, our named executive officers are eligible to receive a long-term performance-based bonus (LTIP), in addition to the annual performance based bonus described above, generally payable within two and one half months after the end of the applicable performance period. The applicable performance periods are fiscal year 2007 through fiscal year 2009 and fiscal year 2008 through fiscal year 2010. If EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2009 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2007 by at least 33%, then the named executive officer shall be paid a bonus after our or FMI’s fiscal year 2009 financial statements are completed (as applicable) equal to 1.5 times the officer’s base salary earned during 2007; if EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2010 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2008 by at least 33%, then the named executive officer shall be paid a bonus after our or FMI’s financial statements, as applicable, are completed for fiscal year 2010, equal to 1.5 times the officer’s base salary earned during 2008. The EBITDA Target and FMI EBITDA Target for each of fiscal year 2007 and fiscal year 2008 shall be established by the Compensation Committee within the first 90 days of the applicable performance period. In general, our named executive officers must remain employed throughout the entirety of the three-year performance period and until payment is made in the immediately following year to be eligible for the LTIP. An exception is made in the case of termination on account of disability within the last three months of the last year of the applicable three-year performance period.

Supplemental Executive Retirement Plan

Our CEO and named executive officers, other than Mr. O’Neill, are eligible to participate in our nonqualified supplemental executive retirement plan (SERP). Participation in the SERP is restricted to a select group of our management and highly compensated employees. The SERP is a nonqualified retirement plan that permits us to make annual discretionary contributions to an account established for the benefit of each named executive officer. Our discretionary contributions to the SERP vest in three equal installments on the last day of each fiscal year following the year to which the contribution is attributable. In the event we undergo a change in control, then our discretionary contribution account shall be immediately vested and distributed to the officer within 45 days of the change in control. In addition, the officer may elect to defer a portion of his salary and bonus to the SERP. Executive deferrals to the SERP shall be fully vested. SERP benefits will be paid to the named executive officer in a lump sum or in installments, depending upon the distributable event. Contributions to the SERP are not subject to tax code limitations that apply to qualified plans such as our 401(k) plan. The assets of the SERP are subject to the claims of our creditors in the event of insolvency. This Plan is effective as of January 1, 2007. We made no employer contributions to the SERP in 2006.

Other Benefits

Our CEO and named executive officers are eligible to participate in a 401(k) Plan and a Group Term Life Insurance Plan. Other welfare benefits include medical, dental, prescription drug, long-term disability, short-term disability, accidental death and dismemberment and travel accident insurance.

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised of two independent non-employee directors, J. Terence MacAvery and Paul Windfield. Neither director currently does or previously has served as an officer or employee of the Company, nor had any relationship with the Company that would qualify as a transaction with a related person, promoter or control person. Furthermore, during the last fiscal year (i) no executive officer of the Company served as a member of the compensation committee of the Company, (ii) no executive officer of the Company has served as a director of another entity whose executive officer has served on the Company’s compensation committee, and (iii) no executive officer of the Company has served as a member of the compensation committee of another entity, one of whose executive officers serve as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Merger Agreement

In the merger of Maritime Logistics with our wholly-owned subsidiary, we issued, as merger consideration, shares of our common stock to the following persons (who were not our officers or directors at the time of the merger): 270,186 shares of our common stock to Mr. Agresti (a director and our Chief Executive Officer); 121,584 shares to Mr. Shahbazian (our Chief Financial Officer); 128,338 shares to Mr. Klaver (one of our Senior Vice Presidents); 212,772 shares to each of Mr. Dombalis and Mr. Knight (each Senior Vice Presidents); 175,620 to Mr. Madden (one of our Senior Vice Presidents); 100,070 shares to Mr. Stone (President of SeaMaster Logistics); and 228,658 shares to Mr. McQuiston.

Certain of our executive officers and directors have purchased securities in the common stock financing. Such securities were purchased on the same terms as the securities purchased by third parties in the common stock financing.

Voting Agreement

Mr. Agresti (a director and our Chief Executive Officer), Greg DeSaye (one of our directors and Chairman of FMI); Mr. Dombalis (our Senior Vice President); Mr. Stone, (President of SeaMaster); Mr. O’Neill (our director and President of FMI) and five of our security holders (FMI, Inc., Mr. Wu, Mr. Lee. Michael DeSaye and Protex Holdings), have entered into a voting agreement. See “Security Ownership of Certain Beneficial Owners and Management—Terms of Voting Agreement.” Each of the parties to the voting agreement are, pursuant to Section 13(d)-3 of the Securities and Exchange Act, deemed a beneficial owner of at least 5% of our common stock.

Acquisitions

In connection with of the acquisition by Maritime Logistics of SeaMaster on September 28, 2006, we issued 450,000 shares of our common stock to Protex Holdings Limited (the sole stockholder of SeaMaster) and became obligated to pay an estimated earn-out payment of up to approximately $15,500,000 in cash, based on the volume of business we currently expect SeaMaster to generate. See “Business—Acquisition Transactions” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

In connection with the acquisition by Maritime Logistics of TUG on November 8, 2006, we paid $4 million in cash and issued 550,000 shares of our common stock to the parties to the TUG acquisition agreement including 274,000 shares each to Mr. Wu and Mr. Lee. In addition we are obligated under the TUG Acquisition Agreement to pay a potential earn-out up to $6.0 million based on the performance of TUG. Additionally, 1,000 restricted shares of our common stock was issued to a TUG employee. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Contingent Payments” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

On November 8, 2006, we consummated the acquisition of FMI Holdco I, LLC and its parent company. In connection with this acquisition, we paid $118 million in cash and issued 1,317,500 shares of our common stock of which $114.0 million was paid to holders of equity interests of FMI and FMI Blocker, Inc. and a total of $1 million was paid and 232,500 restricted shares of our common stock was issued to certain FMI employees. As a result, Messrs. O’Neill, the President of FMI, and Mr. Gregory DeSaye, director and chairman of FMI and controlling security holders of FMI, Inc., and Michael DeSaye, became the beneficial owners of approximately 755,840 shares of our outstanding capital stock. Additionally, FMI, Inc. purchased 200,000 shares of common stock in the common stock financing and warrants to purchase 150,000 shares of common stock, and the security holders of FMI, Inc. also directly acquired additional shares in such financing.

Bonus Agreements

Our subsidiary, SeaMaster Logistics entered into a bonus agreement with each of Robert Lee and Robert Wu on October 2, 2006. Under the Agreement, Sea Master is obligated to pay each of Mr. Wu and Mr. Lee a cash payment based on the achievement of EBITDA Targets set forth in the SeaMaster acquisition agreement. The cash payments are scheduled to be paid forty-five (45) days after the end of the first quarter of each calendar year. In addition, our subsidiary, TUG USA, entered into two bonus agreements with each of Robert Lee and Robert Wu on October 2, 2006, one relating to the business which prior to our acquisition of TUG was operated by TUG Logistics, Inc. (Los Angeles) and TUG Logistics (Miami), Inc. and the other related to the business which, prior to our acquisition of TUG, was operated by TUG New York, Inc. The payments that may be due under such agreements are described in more detail under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Contingent Payments” in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

Other Transactions

During 2006, we paid Brown Rudnick Berlack Israels LLP approximately $3.6 million for legal services rendered to us and to Maritime Logistics.

J. Terence MacAvery, one of our directors, is a partner at the accounting firm of Hamilton and MacAvery. During 2006, we paid Hamilton and MacAvery approximately $30,000 for tax related services rendered to Maritime Logistics.

In connection with the merger and the financings, we repaid the following loans previously made to Maritime Logistics by our management or entities affiliated with our management (such loans were made prior to the time they became our management): $50,000 to Mr. Agresti, $15,000 to Mr. Shahbazian, $10,000 to Mr. Madden and $162,000 to Rick Shannon, the former owner of the AmeRussia companies.

In connection with the merger, we entered into founders agreements with each of Mr. Agresti, our Chief Executive Officer and President; Mr. Shahbazian, our Chief Financial officer; Mr. Klaver, one of our Senior Vice Presidents; Mr. Knight; Mr. Dombalis, one of our Senior Vice Presidents; Mr. Madden, one of our Senior Vice Presidents; Mr. Stone, President of SeaMaster and Mr. McQuiston, one of our former directors and secretary. See “Management Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations—Change of control payments related to founder agreements” in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2007.

See “Executive Compensation” for a description of our compensation arrangements with certain of our officers and directors.

In connection with our financings, we also paid R&R Biotech, our placement agent and one of our security holders beneficially owning more than 5% of our shares of common stock, an aggregate fee of $6.26 million and reimbursed them for expenses of $0.6 million as consideration for their services rendered as our placement agent.

June 14, 2006 Stock Purchase Agreement. On June 14, 2006, we entered into a stock purchase agreement with Mr. Arnold Kling, R&R Biotech Partners and certain of our security holders at such time, including Carmella Investments, Bac Investments, LLC, LI Funding LLC, Kapua LLC and Bartley Loethen, each being the beneficial holder of at least 5% of our then outstanding shares of common stock. Bartley Loethen was our sole director and chief executive officer until June 14, 2006 at which date he was replaced by Arnold Kling, who served as our chief executive officer and sole director until the merger. Under the agreement, the security holders agreed to sell 1.3 million pre-reverse split shares of our common stock to Mr. Kling and R&R Biotech for $400,000 in cash and us issuing the security holders shares of our common stock having a value of $625,000. We also granted the security holders piggy-back registration rights to register the shares so issued. We agreed to register their shares in connection with us filing a registration statement relating to an offering of securities on our own account or the account of others. We issued the shares immediately prior to the merger and the shares are covered by the registration statement filed on January 12, 2007.

On June 14, 2006, we also entered into a stock purchase agreement with Mr. Kling and R&R Biotech pursuant to which we issued Mr. Kling and R&R Biotech a total of 8.2 million pre-reverse split shares of our common stock for $50,000 and granted Mr. Kling and R&R Biotech registration rights similar to those granted under the agreement dated as of the same date and described above. We issued the shares in June, 2006 and the shares are covered by the registration statement filed on January 12, 2007.

As a result of these transactions, Mr. Kling and R&R Biotech became holders of 19% and 70% respectively, of our then outstanding shares of common stock.

Indebtedness of Management

None.

Registration Rights

Registration rights under Common Stock and Note Financing.

We have entered into registration rights agreements with the investors in the note and common stock financings, and certain other security holders, including executive officers and directors. These agreements require us, subject to certain terms and conditions, to register such security holders’ shares of our common stock under the Securities Act. The security holders collectively will have an aggregate of four demand registration rights. In addition, if we propose to register any additional shares of our capital stock under the Securities Act, these security holders will be entitled to customary “piggyback” registration rights, which enable them to include their shares of common stock in a registration of our securities for sale by us or by other security holders. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures.

We are required to make payments, as described below, to purchasers (including the placement agent) who are parties to the registration rights agreements as liquidated damages (adjusted proportionally for a portion thereof) if any of the following events occurs and during the period such event is continuing:

(a)	The registration statement is not declared effective by the Securities and Exchange Commission on or before April 9, 2007;

(b)

After the effective date of the registration, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the holders are otherwise not permitted to utilize the prospectus therein to resell such registrable securities, for more than 10 consecutive calendar days or more than an aggregate of three such periods during any 365 day period (which need not be consecutive calendar days) except during any period when we are diligently pursuing the effectiveness of an amendment to a registration statement.

Such payment shall be equal to a percentage of the aggregate amount invested as follows: one percent (1%), pro rated for the first 30 days after the above events, and two percent (2%) pro rated for each thirty day period thereafter subject to a 10% aggregate limit. One percent of the aggregate amount invested in the financings is approximately $984,000. As of the date of filing of this proxy statement, we had incurred aggregate penalties of approximately $543,800.

Registration rights under lockup agreements

In addition, the parties to the lock up agreements have a right to require us to register their shares subject to the lock up be registered in connection with the registration of the shares issuable upon conversion of the convertible notes issued in the note financing. The parties to the lock-up agreements have waived their registration rights under such agreements in connection with the registration of shares on the registration statement filed with the SEC on January 12, 2007.

Registration rights under acquisition agreements

Under the acquisition agreements pursuant to which we acquired TUG, SeaMaster and FMI, we are obligated to register the shares issued in the acquisitions.

Review, Approval or Ratification of Transactions with Related Persons

All future transactions, if any, between us and any of our officers, directors and principal security holders and their affiliates, as well as any transactions between us and any entity with which our officers, directors or principal security holders are affiliated, will be approved in accordance with applicable law governing the approval of the transactions.

Independent Directors

For a discussion of the directors see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Directors, Executive Officers and Key Employees” and “Proposal I-Corporate Governance” A majority of the directors meet the definition of “independent” of the SEC and the Nasdaq.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

As noted, the audit committee appointed Friedman LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2006. This is the first year in which Friedman LLP has audited the Company’s financial statements.

Audit Fees. Friedman LLP billed the Company an aggregate of $30,000 for the fiscal year ended December 31, 2006, for professional services rendered by Friedman LLP in connection with its audit of the Company’s financial statements and services normally provided in connection with statutory or regulatory filings or engagements.

Audit Related Fees. Friedman LLP billed the Company an aggregate of $624,517 in the fiscal year ended December 31, 2006, respectively, for professional services rendered by Friedman LLP for assurance and related services reasonably related to the performance of an audit or review.

Tax Fees. Friedman LLP did not bill the Company for the fiscal year ended December 31, 2006, respectively for tax compliance, tax advice and tax planning.

All Other Fees. Friedman LLP billed the Company $77,711 for professional services not otherwise described above in the fiscal year ended December 31, 2006.

In each case where approval was sought for the provision of non-audit services, the audit committee considered whether the independent auditors’ provision of such services to the Company is compatible with maintaining the auditors’ independence and determined that they were.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent accountants. The Audit Committee also reviewed with the independent auditors the accounting policies and practices critical to the Company’s financial statements, the alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. It also reviewed the material written communications between management and the independent auditors.

Beginning in fiscal 2007 and continuing through fiscal 2008 (the first year of certification), management has implemented a process of documenting, testing and evaluating the Company’s system of internal controls over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management at each regularly scheduled Audit Committee meeting. At a minimum, these updates occur quarterly. The Audit Committee also holds regular private sessions with Friedman LLP to discuss their audit plan for the year, and the results of their quarterly reviews and the annual integrated audit. At the conclusion of the process, management provides the Audit Committee with and the Audit Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC, as well as Friedman LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of the Company’s fiscal 2006 (i) consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

The Company’s independent auditors provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the SEC rules with respect to independence of auditors. The audit committee received from the Company’s auditors written communication of the matters required by Statement on Auditing Standards No. 61 and discussed these matters with the Company’s auditors.

The Audit Committee assumed the responsibility for pre-approval of the performance of all audit and non-audit services by its independent auditors. In each case where approval was sought for the provision of non-audit services after that date, the Audit Committee considered whether the independent auditors’ provisions of such services to the Company is compatible with maintaining the auditors’ independence, and determined that they were compatible.

Based on the above review and procedures, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for fiscal year December 31, 2006 be included in the Company’s Annual Report on Form 10-K for that fiscal year. Further, the Audit Committee has appointed Friedman LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

The Audit Committee:
Mr. J. Terrence MacAvery
Mr. Paul A. Windfield
Mr. William J. Coogan

CERTAIN TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

OTHER MATTERS

The board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof as the proxyholders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

/s/ Raymer McQuiston

Raymer McQuiston
Secretary

Kenilworth, New Jersey
April 30, 2007

Annex A

SUMMIT GLOBAL LOGISTICS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

1.           Purpose and Eligibility. The purpose of this Amended and Restated 2006 Equity Incentive Plan (the “Plan”) of Summit Global Logistics, Inc., a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) Employees, officers, Directors, consultants, independent contractors, and advisors of the Company or any Parent or Subsidiary thereof, and (b) any other Person who is determined by the Committee of the Board of Directors of the Company (the “Board”) to have made (or is expected to make) contributions to the Company or any Parent or Subsidiary thereof. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 2 and certain other Sections of the Plan.

2.	Certain Definitions.

	a.	“Affiliate” shall mean

i.

any Person which directly or indirectly beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by all outstanding securities of the Company; or

ii.

any Person with respect to which the Company beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by, or more than 5% of the aggregate value of, all outstanding securities or other equity interests of such Person.

             b.          “Base Salary” shall mean a Participant’s “Base Salary” as such term is defined in the Employment Agreement.

             c.          “Business Entity” shall mean (i) the Company or (ii) any Parent or Subsidiary thereof.

             d.          “Business Entity Location” means a Business Entity office consisting of one or more buildings within 25 miles of each other.

             e.          “Cause” shall mean, “Cause,” as defined in the Participant’s Employment Agreement or Director’s Agreement, and in the absence of such definition, Cause shall mean, as determined by the Committee in its sole discretion, the Participant's

i.	material act of dishonesty with respect to the Business Entity that employs the Participant;

ii.	conviction for a felony, gross misconduct that is likely to have a material adverse effect on the business and affairs of the Business Entity that employs the Participant; or

iii.	other misconduct, such as excessive absenteeism or failure to comply with the rules of the Business Entity that employs the Participant.

             f.           “Change in Control” shall mean the occurrence of the first step, including, but not limited to, commencement of negotiations, in a process that results in any one of the following events:

i.

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the “Act”) of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of 20% or more of the (A) then outstanding voting stock of the Company; or (B) the combined voting power of the then outstanding securities of the Company entitled to vote;

ii.

an ownership change in which the shareholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction, or in which the Company is not the surviving company;

iii.	the direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of the Company of all or substantially all of the stock of the Company;

iv.	a majority of the directors comprising the entire Board as of the Effective Date changes during any 12-month period (other than a Qualified Successor);

v.	a reorganization, merger, or consolidation in which the Company is a party;

vi.	the sale, exchange, or transfer of all or substantially all of the assets of the Company;

vii.	the bankruptcy, liquidation or dissolution of the Company; or

viii.	any transaction including the Company in which the Company acquires an ownership interest of any percentage in, enters into a joint venture,

partnership, alliance or similar arrangement with, or becomes owned in any percentage by, any other entity that is engaged in a business similar to the business engaged in by the Company and that has operations in North America immediately before such transaction or within one year thereafter.

             g.          “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

              h.           “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded, and which consists of two or more members of the Board, each of whom shall be an outside director within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, in the case of any Award granted to any Participant who is a “covered employee” within the meaning of Section 162(m), the Committee shall consist of two or more members of the Board who are “outside directors” within the meaning of such Section.

             i.           “Common Stock” shall mean the common stock of the Company, par value of $.001 per share.

             j.           “Company” shall mean Summit Global Logistics, Inc., and any successor thereto, and, for purposes of Awards other than Incentive Stock Options, shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

             k.           “Control” (including the terms “Controlled by” and “under common Control with”) shall mean the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

             k.           “Designated Beneficiary” shall mean the beneficiary designated by a Participant, in accordance with Section 15h hereof, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

             l.           “Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

             m.           “Director” shall mean a member of the Board or the board of directors of a Parent or Subsidiary who is not an Employee.

             n.           “Director’s Agreement” shall mean the Participant’s agreement with the Company or any Parent or Subsidiary thereof to serve as a non-Employee director of such Business Entity.

             o.           “Disability” shall mean any physical or mental condition which renders the Participant incapable of performing his or her essential functions and duties as an Employee for a continuous period of at least 180 days, as determined in good faith by a physician appointed by the Business Entity that employs the Participant.

             p.           “Effective Date” shall mean the date specified in Section 15c hereof.

             q.           “Employee” shall mean an employee of the Company or any Parent or Subsidiary thereof, but only if the employee is reported as such on the payroll records of such entity.

             r.           “Employment Agreement” shall mean the Participant’s employment agreement with the Business Entity that employs him or her as in effect as of the Effective Date.

             s.           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

             t.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

             u.           “Good Reason” shall mean “Good Reason,” as defined in the Participant’s Employment Agreement or Director’s Agreement, and in the absence of such definition, shall mean:

i.

without the Participant’s prior written consent, any material diminution in the Participant’s authority, duties or responsibilities, including those pertaining to his or her status as a director, if applicable, provided, however, that prior to any termination pursuant to this Section 2ui., the applicable Business Entity must be given notice by the Participant of his/her objection to such material diminution and no less than 20 days to cure the same;

ii.

any failure by the Business Entity to pay the Participant any portion of the Base Salary to which the Participant is entitled under Section 2b or any payments to which the Participant is entitled under his or her employment agreement, if applicable, provided, however, that prior to any termination on account of the non-payment of Base Salary, the Business Entity must be given no less than 30 days to cure the same;

iii.

without the Participant’s prior written consent, the relocation of the principal place of the Participant’s employment to a location more than 30 miles from the Business Entity Location where the individual was working immediately prior to the relocation; or

iv.	a material breach by the Company of any of the material provisions of this Plan, provided, however, that prior to any termination pursuant to this

Section 2uiv., the applicable Business Entity must be given notice by the Participant of such acts or omissions and no less than 20 days to cure the same.

             v.           “Parent” shall mean, in the case of an Incentive Stock Option, a “parent corporation,” within the meaning of Section 424(e) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, in Control of the Company.

             w.           “Performance Period” shall mean a one (1), two (2), three (3), four (4) or five (5) fiscal or calendar year or other 12 consecutive month period for which performance goals are established pursuant to Article IV.

             x.           “Person” shall mean a person within the meaning of Section 3(a)(9) of the Exchange Act.

             y.           “Plan” shall mean the Summit Global Logistics, Inc., 2006 Equity Incentive Plan, as set forth herein, as it may be amended from time to time.

             z.           “Qualified Successor” shall mean have the meaning ascribed thereto in the Employment Agreement or Director’s Agreement, as applicable. If such terms does not appear in the Employment Agreement or Director’s Agreement, all Plan provisions in respect of a Qualified Successor shall be null and void with respect to the affected Participant.

             aa.         “Retirement” shall mean the voluntary termination of the Participant at any time on or after attaining age 65.

             bb.         “Subsidiary” shall mean, in the case of an Incentive Stock Option, a “subsidiary corporation,” within the meaning of Section 424(f) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, Controlled by the Company.

             cc.         “Vesting Period” shall mean a continuous period of time pursuant to which an Award is partially or fully forfeitable to the Company.

3.         Administration.

             a.           General. The Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.

             b.           Powers and Responsibilities. Subject to the express limitations of the Plan, the Committee shall have the following discretionary powers, rights and responsibilities, in addition to those described in Section 3a.:

i.	to construe and determine the respective Stock Option Agreements, other Agreements, Awards and the Plan;

ii.	to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards;

iii.

to determine the extent to which Award vesting schedules shall be accelerated or Award payments made to, or forfeited by, a Participant in the event of (A) the Participant’s termination of employment with the Company or any Parent or Subsidiary thereof due to Disability, Retirement, death, Good Reason, Cause or other reason, or (B) a Change in Control of the Company;

iv.	to determine the terms and provisions of the respective Stock Option Agreements, other Agreements and Awards, which need not be identical;

v.	to grant Awards to Participants based upon the attainment of performance goals that do not constitute “objective performance goals” within the meaning of Section 162(m);

vi.	to grant Awards that are Options or Stock Appreciation Rights based solely upon a Vesting Schedule; and

vii.	to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, other Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement, other Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

             c.           Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer of the Company or other executive officer of the Company or, with respect to a Subsidiary, the shareholders of such Subsidiary, as the Committee deems appropriate. Notwithstanding the foregoing, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Awards for such person, and (iii) certify the achievement of such performance goals. For purposes of the immediately preceding sentence, “Committee” shall mean two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code. No member of the Committee may make any decisions under this Plan whatsoever in respect of an Award to be granted to such member.

4.           Performance Goals and Other Criteria.

             a.           Role of Committee. The Committee shall establish within the Determination Period of each Performance Period (i) one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal and/or (ii) other criteria, including, but not limited to, performance criteria that do not satisfy the requirements of Treasury Regulation Section 1.162 -27(e)(2) or time vesting criteria, the satisfaction of which is required for the payment of an Award. Notwithstanding any provision of this Plan to the contrary, Awards that are Options or Stock Appreciation Rights may be granted solely on the basis of a Vesting Schedule, and without regard to performance or any other criteria.

             b.           Performance Factors. Performance goals shall be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, new business development or acquisition, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

             c.           Participants Who Are Covered Employees. With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period, an Award other than an Option or a Stock Appreciation Right may be based only on performance factors that are compliant with the requirements of Treasury Regulation Section 1.162 -27(e)(2). For this purpose, the factors listed in Section 4.1b shall be deemed to be compliant with the requirements of such Treasury Regulation.

             d.           Participants Who Are Not Covered Employees. Notwithstanding any provision of this Plan to the contrary, with respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective Company (including any division or operating unit thereof) or individual measures, whether or not listed in (b) above or whether or not compliant with the requirements of Treasury Regulation Section 1.162 -27(e)(2), and the Committee may grant Awards without regard to the need for satisfaction of any performance goals whatsoever and/or without reference to any particular Performance Period. Without in any way limiting the generality of the foregoing, such performance goals may include subjective goals, the satisfaction of which shall be determined by the Committee, in its sole and absolute discretion, and the Committee may grant Awards subject only to the requirement of satisfying the applicable Vesting Period. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

             e.           Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

5.           Stock Available for Awards.

             a.           Number of Shares. Subject to adjustment under Section 5c, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Plan is the Available Shares (as defined on the last page). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

             b.           Per-Participant Limit. Subject to adjustment under Section 5c, no Participant may be granted Awards during any one fiscal year to purchase more than 250,000 shares of Common Stock.

             c.           Adjustment to Common Stock. Subject to Section 13, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit and (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option and Stock Appreciation Right shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

6.           Stock Option Awards.

             a.           General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

             b.           Incentive Stock Options. An Option that the Committee intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an Employee and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Committee, the Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

             c.           Dollar Limitation. For so long as the Code shall so provide, Options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below and determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

             d.           Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement; provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant; and provided, further, however, that, except as may be required under Section 5c, the Committee may not reduce, directly or indirectly, at any time following the grant of the Option, the exercise price per share of Common Stock underlying the Option to a level below the Fair Market Value per share of Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

             e.           Term of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant. The term of any Nonqualified Stock Option may not be more than ten (10) years from the date of grant.

             f.           Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 6g and the Stock Option Agreement for the number of shares for which the Option is exercised.

             g.           Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by delivery of an irrevocable and unconditional undertaking by a creditworthy broker (selected by the Participant and otherwise without the financial involvement of the Company) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price (each, a “Cashless Exercise”). Settlement of an Option shall be made solely in cash.

             h.           Acceleration, Extension, Etc. The Committee may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

             i.           Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee after taking into consideration all factors which it deems appropriate.

7.           Restricted Compensation Share Awards.

             a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) restrictions on transfer as set forth in the applicable Award instrument and (ii) forfeiture unless and until all specified employment, vesting and/or performance conditions, as set forth in the applicable Award instrument, are met (such shares of Common Stock, “Restricted Compensation Shares,” and each such Award, a “Restricted Compensation Share Award”).

             b.           Terms and Conditions. The Committee shall determine the terms and conditions of any such Restricted Compensation Share Award. Any stock certificates issued in respect of a Restricted Compensation Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Restricted Compensation Share Awards shall be issued for no cash consideration or such minimum consideration as may be required by law. After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the Designated Beneficiary.

8.           Restricted Compensation Share Unit Awards.

             a.           Grant. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each such Award, a “Restricted Compensation Share Unit Award”). Restricted Compensation Share Unit Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

             b.           Terms and Conditions. The Committee shall determine the terms and conditions of any such Restricted Compensation Share Unit Award. No stock certificates shall be issued in respect of a Restricted Compensation Share Unit Award at the time of grant. However, upon exercise, the Company (or the Company’s counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

9.           Stock Appreciation Right Awards.

             a.           Grant. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, upon exercise, one or more shares of Common Stock, in an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the exercise price per share set forth in the applicable Award Agreement and (ii) the number of shares of Common Stock with respect to which the right is exercised, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each, a “Stock Appreciation Right Award”). Stock Appreciation Right Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

             b.           Terms. The Committee shall determine the terms and conditions of any such Stock Appreciation Right Award. A Stock Appreciation Right Award may be issued either in tandem with, or by reference to, an Option (each such Award, a “Tandem SAR”) or not so issued (each such Award, a “Free-Standing SAR”). It is the intention of the Committee that the exercise of Tandem SARs assist the recipient of an Option with the ability to pay applicable taxes with respect to the exercise of an Option and the SARs themselves. The exercise price of a Tandem SAR shall be the exercise price per share of the related Option. The exercise price of a Free-Standing SAR shall be determined by the Committee in its sole discretion; provided, however, that exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant; and provided, further, however, that, except as may be required under Section 5c, the Committee may not reduce, at any time following the grant of the Free-Standing SAR, the exercise price per share of Common Stock underlying such Free-Standing SAR to a level below the Fair Market Value per share of Common Stock on the date of grant. No stock certificates shall be issued in respect of a Stock Appreciation Right Award, and such Award shall be reflected merely in book entry form on the Company’s books and records. A Stock Appreciation Right Award may be settled only in cash.

10.        Performance Share Awards

             a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals within a specified Performance Period, which shares may or may not be Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award (each such share of Common Stock, a “Performance Share,” and each such Award, a “Performance Share Award”). Performance Share Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

             b.           Terms and Conditions. The Committee shall determine the terms and conditions of any such Performance Share Award. Unless otherwise determined by the Committee, the payment value of the Performance Share Awards shall be based upon the Fair Market Value of the Common Stock underlying such Award on the date the Performance Shares are earned or on the date the Committee determines that the Performance Shares have been earned. The Committee shall establish performance goals for each Performance Period for the purpose of determining the extent to which Performance Shares awarded for such cycle are earned. As soon as administratively practicable after the end of a performance cycle, the Committee shall determine the number of Performance Shares which have been earned in relation to the established performance goals. No stock certificates shall be issued in respect of a Performance Share Award at the time of grant unless the Performance Shares are Restricted Compensation Shares, in which case the rules of Section 9b with respect to the issuance of certificates shall apply. However, upon the lapse of all applicable restrictions, the Company (or the Company’s counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

11.        Award Shares

             a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Committee shall determine in the applicable Award Agreement (each such Award, an “Award Share.”) Award Shares are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

             b.           Terms and Conditions. The Committee shall determine the terms and conditions of any such Award Share. Award Shares shall be issued for no cash consideration or such minimum consideration as may be required by law. When paid, the Company (or the Company’s counsel as its designee) shall deliver stock certificates for the Award Shares to the Participant or, if the Participant has died, to the Designated Beneficiary.

12.        Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of securities convertible into Common Stock and the grant of phantom stock awards or stock units.

13.        General Provisions Applicable to Awards.

             a.           Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Committee may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Compensation Share Awards may be transferred pursuant to a qualified domestic relations order (as defined in ERISA) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Compensation Share Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

             b.           Documentation. Each Award under the Plan shall be evidenced by a written instrument (each, an “Agreement”) in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee or Board. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

             c.           Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

             d.           Additional Award Provisions. The Committee may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Compensation Share Award or other Award granted under the Plan, including without limitation restrictions on transfer, commitments to pay cash bonuses, to make, arrange for or guaranty loans (subject to compliance with Section 13m) or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

             e.           Termination of Status. The Committee shall determine the effect on an Award of the Disability, death, Retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options. Such determination shall be reflected in the applicable Award Agreement.

f.	Change in Control of the Company.

i.

Unless otherwise expressly provided in the applicable Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:

A.

make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Award immediately preceding the Change in Control;

		B.	accelerate the date of exercise or vesting of such Award;

		C.	permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

		D.	provide for the repurchase of the Award for an amount equal to the difference of (x) the consideration received per share for the securities underlying the Award in the Change in Control minus

(y) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its discretion; or

E.

provide for the termination of such Award immediately prior to the consummation of the Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

             g.           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

             h.           Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

             i.           Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 13f, but subject to any contrary provisions in a Participant’s employment agreement with the Company or any Parent or Subsidiary thereof, if, in connection with a Change in Control, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the Company shall pay the Participant an amount equal to the tax under Section 4999.

             j.           Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

             k.           Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. Notwithstanding any provision of the Plan to the contrary, in no event may an Option or Stock Appreciation Right be settled in a form other than cash.

             l.           Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Compensation Share Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

             m.         Sarbanes-Oxley Act Compliance. Notwithstanding any provision of the Plan to the contrary, the Committee, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the “SEC”) and/or the United States Department of Labor, shall (i) notify in a timely manner each Participant who is a Reporting Person of any transaction occurring under the Plan that requires reporting by the Reporting Person on SEC Form 4 or 5 as applicable, each as revised pursuant to changes to Exchange Act Rule 16a-3, 16a-6 or 16a-8, as applicable, made by Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the “Act”); (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Program pursuant to such Act; and (iii) prohibit the making or guaranteeing of loans under Section 8c of this Program to the extent necessary to comply with Section 402 of the Act.

14.        Taxes/Code 409A. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options or other Awards under the Plan, the purchase of shares subject to the Award or the grant of Common Stock free and clear of any restrictions thereon. Notwithstanding anything herein to the contrary, to the extent a delay in payment or other modification to this Plan or an Agreement is required as determined in the opinion of Company's tax advisors to prevent the imposition of an additional tax to the recipient under Section 409A of the Code, then such payment shall not be made until the first date on which such payment is permitted or other modifications shall be made to comply with Section 409A and interpretive guidance issued thereunder.

15.        Miscellaneous.

             a.           No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

             b.           No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

             c.           Effective Date and Term of Plan. The Plan shall become effective on the later of the date on which it is adopted by the Committee or the date on which it is approved by the Company’s shareholders (the “Effective Date). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date. Notwithstanding any provision of this Plan to the contrary, if the Company has executed a definitive acquisition or similar agreement pursuant to which a Change in Control will occur upon the closing of the transaction(s) contemplated thereby, the Committee, in its sole discretion, may treat the execution of such agreement itself as triggering a Change in Control.

             d.           Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

             e.           No Trust Fund or ERISA Plan Created. Neither the Plan nor any Award granted thereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant, Designated Beneficiary or any other person. To the extent that any Participant, Designated Beneficiary or any other person acquires any Award under the Plan, his or her rights with respect thereto shall be not greater than the rights of any unsecured general creditor of the Company. The Plan is not intended to constitute any type of plan, fund or program providing retirement income or resulting in the deferral of income for periods extending to the termination of employment of beyond, and ERISA shall not apply to the Plan. No provision of this Plan shall be construed as subjecting any portion of the Plan to any requirements of ERISA.

             f.           Arbitration of Disputes. Both parties agree that all controversies or claims that may arise between the Participant and the Company in connection with this Plan shall be settled by arbitration. The parties further agree that the arbitration shall be held in the State of New Jersey, and administered by the American Arbitration Association under its Commercial Arbitration Rules, applying New Jersey law, except to the extent such law is preempted by ERISA.

             i.           Qualifications of Arbitrator. The arbitration shall be submitted to a single arbitrator chosen in the manner provided under the rules of the American Arbitration Association. The arbitrator shall be disinterested and shall not have any significant business relationship with either party, and shall not have served as an arbitrator for any disputes involving the Company or any of its Affiliates more than twice in the thirty-six (36) month period immediately preceding his or her date of appointment. The arbitrator shall be a person who is experienced and knowledgeable in employment and executive compensation law and shall be an attorney duly licensed to practice law in one or more states.

             ii.          Powers of Arbitrator. The arbitrator shall not have the authority to grant any remedy which contravenes or changes any term of this Plan and shall not have the authority to award punitive or exemplary or damages under any circumstances. The parties shall equally share the expense of the arbitrator selected and of any stenographer present at the arbitration. The remaining costs of the arbitrator proceedings shall be allocated by the arbitrator, except that the arbitrator shall not have the power to award attorney’s fees.

             iii.         Effect of Arbitrator’s Decision. The arbitrator shall render its decision within thirty (30) days after termination of the arbitration proceeding, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the arbitrator shall be final and binding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

             g.           Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of New Jersey, without regard to any applicable conflicts of law.

             h.           Designation of Beneficiary. A Participant may file with the Committee a written designation of one or more persons as such Participant's Designated Beneficiary or Designated Beneficiaries. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant's estate.

Approvals
2006 Equity Incentive Plan:

Available Shares:
(1) Incentive Stock Options	851,000
(2) Non-Qualified Stock Options	548,500
(3) Total for Options	1,400,000
(4) Restricted Compensation Shares	233,500

Total	1,633,500
Adopted by the Compensation Committee of
the Board of Directors on:	November 8, 2006
Approved by the Stockholders on:	November 8, 2006

Amended and Restated 2006 Equity Incentive Plan:

Available Shares:
(1) Incentive Stock Options and Non-Qualified	1,650,000
Stock Options	1,650,000
(2) Total for Options	233,500
(3) Restricted Compensation Shares
1,883,500
Total
Adopted by the Compensation Committee of
the Board of Directors on:	March 30, 2007 and
April 29, 2007
Approved by the Stockholders on:	May 18, 2007

ANNUAL MEETING OF STOCKHOLDERS
OF
SUMMIT GLOBAL LOGISTICS, INC.

4:00 P.M.

MAY 18, 2007

BROWN RUDNICK
7 TIMES SQUARE
NEW YORK, NEW YORK 10036

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

PROXY

This Proxy is Solicited

on Behalf of the Board of Directors

SUMMIT GLOBAL LOGISTICS, INC.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated April 30, 2007, and hereby appoints Robert Agresti and Raymer McQuiston, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the common stock of Summit Global Logistics, Inc. held of record by the undersigned at the close of business on April 28, 2007 at the Annual Meeting of Stockholders of Summit Global Logistics, Inc. on May 18, 2007, at 4:00 p.m., and any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed as instructed on the other side)

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

PROXY FOR SUMMIT GLOBAL LOGISTICS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2007	Please mark your votes like this	X

THIS PROXY WILL BE VOTED AS DIRECTED UNLESS DIRECTIONS ARE NOT INDICATED AND THE PROXY IS SIGNED, IN WHICH CASE IT WILL BE VOTED “FOR” EACH PROPOSAL THAT DOES NOT HAVE A DIRECTION INDICATED. THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS OF SUMMIT GLOBAL LOGISTICS, INC.

WITHHOLD
	FOR	AUTHORITY		FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS I DIRECTORS	☐	☐	2. APPROVAL OF SHARES	☐	☐	☐
Robert Agresti
General Wesley Clark
Paul Windfield
				FOR	AGAINST	ABSTAIN
			3. RATIFICATION OF	☐	☐	☐
(To withhold authority to vote for any individual nominee,			FRIEDMAN LLP AS
Strike a line through that nominee’s name in the list above)			INDEPENDENT AUDITORS

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.